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Notice of 2014 Annual Meeting and Proxy Statement

January __, 2014

Dear Fellow Shareholder,

I am pleased to invite you to our 2014 Annual Meeting of shareholders, which will be held on Tuesday, March 18, 2014, at 10 a.m. at The Keller Auditorium at The Portland Center for the Performing Arts in Portland, Oregon.

At the meeting, we will be electing 10 members of our Board of Directors. We will also be considering ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants, an advisory vote to approve executive compensation, an amendment to our Restated Certificate of Incorporation and two shareholder proposals.

You may vote your shares using the Internet or the telephone by following the instructions on page 63 of the proxy statement. Of course, you may also vote by returning a proxy card or voting instruction form if you received a paper copy of this proxy statement.

If you wish to attend the meeting in person, you will need to request an admission ticket in advance. You can request a ticket by following the instructions on page 64 of the proxy statement. If you cannot attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website.

Thank you very much for your continued interest in The Walt Disney Company.

Sincerely,

Robert A. Iger
Chairman and Chief Executive Officer

The Walt Disney Company Notice of 2014 Annual Meeting

The 2014 Annual Meeting of shareholders of The Walt Disney Company will be held:

Tuesday, March 18, 2014
10:00 a.m. Local Time
The Keller Auditorium
The Portland Center for the Performing Arts
222 Southwest Clay St.
Portland, Oregon 97201

The items of business are:

1.	Election of the 10 nominees named in the proxy statement as Directors, each for a term of one year.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2014.
3.	Consideration of an advisory vote to approve executive compensation.
4.	Approval of an amendment to the Restated Certificate of Incorporation.
5.	Consideration of up to two shareholder proposals, if presented.

Shareholders of record of Disney common stock (NYSE: DIS) at the close of business on January 17, 2014, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of the Company in Burbank, California.

January __, 2014
Burbank, California

Alan N. Braverman
Senior Executive Vice President,
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on March 18, 2014
The proxy statement and annual report to shareholders and the means to vote by Internet are available at www.ProxyVote.com.

Your Vote is Important
Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the Proxy Card mailed to those who receive paper copies of this proxy statement.

Table of Contents

Proxy Summary	1

Corporate Governance and Board Matters	9
Governing Documents	9
The Board of Directors	9
Board Leadership	9
Committees	10
The Board’s Role in Risk Oversight	11
Director Selection Process	12
Director Independence	13
Certain Relationships and Related Person Transactions	14
Shareholder Communications	14

Director Compensation	16

Executive Compensation	19
Compensation Discussion and Analysis	19
Executive Compensation Program Structure	19
2013 Compensation Decisions	28
Compensation Committee Report	34
Compensation Tables	35

Audit-Related Matters	50
Audit Committee Report	50
Policy for Approval of Audit and Permitted Non-audit Services	51
Auditor Fees and Services	51

Items to Be Voted On	52
Election of Directors	52
Ratification of Appointment of Independent Registered Public Accountants	56
Advisory Vote on Executive Compensation	57
Approval of Amendment to the Restated Certificate of Incorporation	57
Shareholder Proposals	58
Other Matters	62

Information About Voting and the Meeting	63
Shares Outstanding	63
Voting	63
Attendance at the Meeting	64

Other Information	65
Stock Ownership	65
Section 16(a) Beneficial Ownership Reporting Compliance	66
Electronic Availability of Proxy Statement and Annual Report	66
Mailings to Multiple Shareholders at the Same Address	66
Proxy Solicitation Costs	67

Annex A – Amendment to the Certificate of Incorporation	A-1
Annex B – Reconciliation of Non-GAAP Measures	B-1

The Walt Disney Company (500 South Buena Vista Street, Burbank, California 91521) is providing you with this proxy statement relating to its 2014 Annual Meeting of shareholders. We began mailing a notice on January __, 2014 containing instructions on how to access this proxy statement and our annual report online, and we also began mailing a full set of the proxy materials to shareholders who had previously requested delivery of the materials in paper copy. References to “the Company” or “Disney” in this Proxy Statement refer to The Walt Disney Company and its consolidated subsidiaries.

The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement

Proxy Summary

Proposals to be Voted On

The following proposals will be voted on at the Annual Meeting of shareholders.

		For More Information	Board Recommendation
Proposal 1: Election of ten directors		Pages 52 to 56	✓ For Each Nominee
Susan E. Arnold	Aylwin B. Lewis
John S. Chen	Monica C. Lozano
Jack Dorsey	Robert W. Matschullat
Robert A. Iger	Sheryl K. Sandberg
Fred H. Langhammer	Orin C. Smith
Proposal 2:		Page 56	✓ For
Ratification of appointment of independent
registered public accountants
Proposal 3:		Page 57	✓ For
Advisory vote on executive compensation
Proposal 4:		Pages 57 to 58	✓ For
Amendment to the Restated Certificate of Incorporation
Proposal 5:		Pages 58 to 60	✗ Against
Shareholder proposal on proxy access
Proposal 6:		Pages 60 to 62	✗ Against
Shareholder proposal on acceleration of equity awards

You may cast your vote in any of the following ways:

Internet		Phone	Mail	In Person
Visit www.ProxyVote.com. You will need the 12 digit number included in your proxy card, voter instruction form or notice.	You can scan this QR code to vote with your mobile phone. You will need the 12 digit number included in your proxy card, voter instruction form or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 12 digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	See below regarding Attendance at the Meeting.

Attendance at the Meeting

If you plan to attend the meeting, you must be a shareholder on the record date and request an admission ticket in advance following the instructions set forth on page 64 of this proxy statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 11, 2014. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

Proxy Summary

Proxy Summary

This summary provides highlights of certain information in this proxy statement. As it is only a summary, please review the complete proxy statement and 2013 annual report before you vote.

Disney delivered strong financial performance in fiscal 2013, which combined with Mr. Iger’s continued outstanding leadership and vision, led to an above-target bonus for Mr. Iger. However, Mr. Iger’s cash bonus declined versus his fiscal 2012 bonus as the Company’s outperformance relative to financial measures established by the Compensation Committee did not match the magnitude of outperformance delivered in fiscal 2012, demonstrating the effectiveness of the Company’s pay-for-performance compensation plan.

Fiscal 2013 Performance

The Company delivered strong financial performance in fiscal 2013 and achieved record revenue, net income and earnings per share for the third year in a row. Compared to fiscal 2012:

  Diluted earnings per share, net income attributable to shareholders and segment operating income each increased by 8% and revenue increased by 7%.

*For a reconciliation of segment operating income to net income, see Annex B.

The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement       1

  Operating income improved in the Consumer Products, Parks and Resorts, Media Networks and Interactive segments. Studio Entertainment operating income declined modestly driven by a less profitable home entertainment release slate.

This performance helped drive strong total shareholder returns (TSR) in fiscal 2013 relative to the TSR of the S&P 500. Additionally, the Company has dramatically outperformed the S&P 500 for the three and five-year periods.

With respect to the Media Industry peers (used for contractual benchmarking purposes as described on page 19), our five-year TSR performance through the end of fiscal 2012 outpaced the weighted average TSR for this group. However, it lagged the TSR of this group for the five years ending in fiscal 2013.

  This is primarily due to the superior performance of our stock during the financial crisis. During fiscal 2008 our stock declined only 5% compared to an average decline of 29% for the other companies in the Media Industry group. As a result, Disney’s stock began the five-year performance period at a much higher relative level than the average for the other companies in the Media Industry group,

2	Proxy Summary

and therefore did not rebound as much as the others when the market recovered. This factor suppressed our five-year TSR growth rate compared to the other companies in the Media Industry group.

*Market cap-weighted TSR for The Walt Disney Company, CBS, Twenty-First Century Fox, Time Warner, Viacom, and Comcast

Financial Performance During Mr. Iger’s Tenure

In our ongoing meetings with shareholders, there was broad agreement with the Compensation Committee’s assessment that Mr. Iger’s performance as Chief Executive Officer has been excellent. During his tenure, the Company’s financial results have been outstanding. On a compounded basis, income from continuing operations has grown 12% and diluted EPS has grown 14%.

The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	3

This financial success has translated into strong shareholder returns. Disney’s TSR of 202% over Mr. Iger’s tenure dramatically exceeds the 63% return of the S&P 500 performance peer group and the Media Industry group’s average TSR of 152% from September 30, 2005, to September 27, 2013.

*	Market cap-weighted TSR for The Walt Disney Company, CBS, Twenty-First Century Fox, Time Warner, Viacom, and Comcast

Mr. Iger’s and the management team’s leadership has been critical to maintaining the strong, long-term performance described above. The Compensation Committee considers this long-term performance in making compensation decisions.

We summarize the Committee’s compensation philosophy and address Mr. Iger’s compensation below. We provide a more detailed explanation of our compensation program, Mr. Iger’s compensation and the compensation of other named executive officers in the Compensation Discussion and Analysis beginning on page 19.

Compensation Structure and Philosophy

The Compensation Committee firmly believes in pay-for-performance and has therefore structured executive compensation so that over 90% of Mr. Iger’s compensation (and over 80% of the compensation of other named executive officers) depends on the Company’s financial results and the performance of Disney stock. Base salary is the only fixed compensation element. Substantially all other compensation breaks into two performance-based categories:

  An annual performance-based cash bonus opportunity that is:
  (a) 70% dependent on performance against ranges established by the Committee on four financial measures (segment operating income, diluted EPS, after-tax free cash flow and return on invested capital) that it believes drive the attainment of long-term shareholder value; and
  (b) 30% dependent on how the Compensation Committee assesses executives’ individual contributions in driving Disney toward the attainment of an array of qualitative goals tied to the Company’s strategic priorities.
  An annual equity award, which for the Chief Executive Officer is comprised of 50% options and 50% performance-based units. The realized option value depends on the performance of Disney stock and the realized performance-unit value depends on three-year tests based on relative TSR and EPS performance.

4     Proxy Summary

Response to Last Year’s Advisory Vote on Compensation

At our 2013 Annual Meeting, the majority of shares cast were voted in favor of the advisory vote on executive compensation. We continue to strive to improve the level of shareholder support on this issue. To ensure that the Board and Compensation Committee consider direct shareholder feedback, we maintain a robust shareholder engagement program, meeting with many of our largest investors. The Compensation Committee has been regularly updated on conversations with investors and understands that shareholders remain very focused on the alignment of pay and performance as well as the absolute level of executive compensation, particularly for the Chief Executive Officer.

The Committee remains committed to pay-for-performance and believes that fiscal 2013 compensation demonstrates this alignment and that compensation is appropriately responsive to changes in performance and not excessive relative to compensation paid in the media industry.

Fiscal 2013 Chief Executive Officer Compensation

In a year in which diluted earnings per share, net income attributable to shareholders and segment operating income each increased by 8% and revenue increased 7%, Mr. Iger’s compensation as reported in the summary compensation table on page 35 nevertheless decreased by 15% or $5.9 million compared to fiscal 2012. There were two components to this decrease. First, because the Company’s strong results did not overperform against the Committee established performance ranges in fiscal 2013 by the same extraordinary amount as in fiscal 2012, Mr. Iger’s cash bonus was approximately $3.0 million less year over year. Second, an increase in the discount rate caused a change in the value of his pension benefit of $3.1 million. The following table details the components of Mr. Iger’s compensation in fiscal 2013 and fiscal 2012:

			Non-Equity
			Incentive Plan	Change in		Total
Fiscal Year	Salary	Equity Awards	Compensation	Pension	All Other Comp	Compensation
2013	$2,500,000	$17,282,517	$13,570,000	$0	$968,538	$34,321,055
2012	$2,500,000	$17,282,508	$16,520,000	$3,124,640	$800,700	$40,227,848

Each year, the Compensation Committee sets the financial performance ranges and determines the qualitative performance that factors into the annual bonus, and has discretion to increase Mr. Iger’s salary or equity awards above contractually determined amounts. Details regarding each of the Committee’s decisions regarding Mr. Iger’s fiscal 2013 compensation are set out below.

Salary: The Compensation Committee left Mr. Iger’s salary for fiscal 2013 unchanged.

Equity Awards: The Compensation Committee left the reported value of Mr. Iger’s equity awards for fiscal 2013 unchanged from the reported value in fiscal 2012.

The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement     5

Non-Equity Incentive Plan Compensation: Mr. Iger’s performance-based cash bonus of $13.6 million reflects performance against the four financial performance measures and pre-defined qualitative goals as discussed below:

  Financial Performance Measures: The Compensation Committee set aggressive performance ranges for the four financial performance measures. While the Company delivered strong growth in fiscal 2013 against each of the four financial measures, that growth was insufficient to generate a performance factor of 100% on two of the four measures (segment operating income at 92% and adjusted EPS at 99%). The shortfall in these two measures was offset by the exceptional growth in after-tax free cash flow (performance factor of 158%). Also, the growth in return on invested capital yielded a performance factor of 108%. Taking all four into account, the weighted financial performance factor was 112% compared to 132% in fiscal 2012.

  Other Performance Factors: The Committee applied a factor of 115% to Mr. Iger’s qualitative performance in fiscal 2013 versus 150% in fiscal 2012, when the factor was affected by the acquisition of Lucasfilm and the culmination of a number of strategic milestones including the opening of Cars Land at California Adventure, expansion at Hong Kong Disneyland, the launch of the second new cruise ship, and the strong box office results for Marvel’s The Avengers. The Committee’s determination this year to apply again a factor beyond 100% reflected its assessment of Mr. Iger’s continuing outstanding leadership and vision in driving the Company toward the attainment of long-term goals.

Chief Executive Officer Compensation Trends

The trends in Mr. Iger’s compensation over the last three years demonstrate the rigor of the Company’s compensation programs in tying compensation to Company performance.

Since fiscal 2011, the Company’s segment operating income and earnings per share excluding certain items (or adjusted EPS) each grew by double digits. Over the same period, however, Mr. Iger’s total compensation grew by only 1.3% on an annualized basis and his cash bonus declined by 6.4%. This is due, in part, to the rigor of the performance ranges set annually by the Compensation Committee. The Committee sets

6    Proxy Summary

performance ranges in a way that requires meaningful growth in financial performance in order for Mr. Iger to achieve or exceed the target bonus opportunity provided for in his employment agreement.

				Compounded
	Fiscal 2011	Fiscal 2012	Fiscal 2013	Growth
Mr. Iger’s Total Reported Compensation	$33,434,398	$40,227,848	$34,321,055	1.3%
Mr. Iger’s Non-equity Incentive Plan Compensation	$15,500,000	$16,520,000	$13,570,000	(6.4%	)
Segment Operating Income ($M)*	$8,825	$9,964	$10,724	10.2%
Adjusted EPS*	$2.54	$3.07	$3.39	15.5%

*	Reconciliations of segment operating income to net income and earnings per share excluding certain items (adjusted EPS) to reported earnings per share are set forth in Annex B.

In recent years, Mr. Iger’s reported compensation has generally been at or below the median of reported compensation for Media Industry Peers. The one exception was in fiscal 2012 (the last year for which compensation data is currently available for all of the Media Industry Peers), when the Company experienced exceptional performance. It is important to note that Mr. Iger’s compensation has been at or below the median of peers despite the fact that Disney has more employees, more diverse business segments and a more extensive global footprint than any of the Media Industry Peers and greater revenue, operating income and market capitalization than all but one of the Media Industry Peers.

Additional details on our compensation program and fiscal 2013 compensation can be found in the Executive Compensation section of this proxy statement beginning on page 19.

Extension of Mr. Iger’s Tenure as Chief Executive Officer

During the past fiscal year, the Board and Mr. Iger discussed extending Mr. Iger’s tenure as Chief Executive Officer for an additional 15 months to coincide with the term of his service as Chairman of the Board, which ends on June 30, 2016. The Board determined that it was in the best interest of shareholders to have the full benefit of Mr. Iger’s leadership as Chief Executive Officer and Chairman for the duration of his tenure, and on July 1, 2013, the Board extended Mr. Iger’s tenure as Chief Executive Officer through the expiration of his employment agreement with the same compensation currently afforded to Mr. Iger as Chief Executive Officer in the agreement.

While the extension of Mr. Iger’s position as Chief Executive Officer means that his tenure no longer overlaps with the anticipated tenure of a new chief executive officer, the Board believes that the benefit of Mr. Iger continuing as Chief Executive Officer outweighs the benefits that might arise from such an overlap. The Board regularly discusses succession matters and is working closely with Mr. Iger to ensure a smooth management transition.

The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement      7

Shareholder Proposals

In this year’s proxy statement, you will find two shareholder proposals, one seeking proxy access and one related to acceleration of equity awards on a change in control. The Board recommends against each of these proposals.

  Proxy access: This proposal asks the Board to adopt proxy access allowing holders of 3% of the Company’s shares for at least 3 years to nominate a director and have that nominee included in the Company’s proxy statement. The Board recommends against this proposal because it believes that in the absence of a mandatory proxy access right at all companies, proxy access should be implemented only where there is a demonstrable need for shareholders to make changes in the boardroom. That need does not exist at Disney:
  We have mechanisms that protect shareholder rights, including a 90% independent Board, majority voting in director elections and a strong independent lead director.
  We have a robust process for identifying directors that have the appropriate mix of knowledge and skills for our Board.
  Shareholders already have the opportunity to nominate director candidates.
  Assuming shareholders approve the proposed amendment to our Certificate of Incorporation, shareholders will have the ability to call a special meeting.
  We actively engage in dialogue with shareholders.
The proponent’s suggestion that the Board lacks accountability is incorrect.
  Shareholders have supported the Board’s position on each of the three matters cited by proponents by a majority vote.
  The Board has adopted a variety of practices at the urging of shareholders, including annual election of directors, majority voting for directors and disclosure of political contributions.
  Acceleration of Equity Awards on a Change in Control: The proposal asks the Board to limit acceleration of equity awards following a change in control to pro-rata acceleration. The Board recommends against this proposal because it believes the current structure appropriately aligns the interest of executives and shareholders.
  We currently have a double trigger (equity is accelerated following a change in control only if a participant’s employment is also terminated).
  Reduction of the value of equity awards by pro-rata acceleration following a change in control could create incentives in the negotiation and implementation of a change in control transaction that would conflict with investor interests in the transaction.
  Pro-rata acceleration would also erode the incentive that equity awards create to remain with the Company, raising the risk of departure of valuable employees.

Moreover, acceleration of vesting on a change in control is standard practice among public companies. Adoption of the proposal runs a risk of losing employees to competitors and that risk could be mitigated only by incurring the significant cost of compensating each of the 4,800 participants in our plans for the loss of value arising from adoption of pro-rata acceleration.

We direct you to pages 59 and 61 where you can read our detailed positions on these proposals.

8       Proxy Summary

Corporate Governance and Board Matters

Governing Documents

The Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board of Directors, director independence, stock ownership by and compensation of Directors, management succession and review, Board Committees and selection of new Directors.

The Company has Standards of Business Conduct, which are applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Board has a separate Code of Business Conduct and Ethics for Directors, which contains provisions specifically applicable to Directors.

Each Committee on the Board of Directors is governed by a Charter adopted by the Board of Directors.

The Corporate Governance Guidelines, the Standards of Business Conduct, the Code of Business Conduct and Ethics for Directors and each of the Committee charters are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors and in print to any shareholder who requests them from the Company’s Secretary. If the Company amends or waives the Code of Business Conduct and Ethics for Directors or the Standards of Business Conduct with respect to the chief executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at the same location on its website.

The Board of Directors

The current members of the Board of Directors are:

Susan E. Arnold	Aylwin B. Lewis
John S. Chen	Monica C. Lozano
Jack Dorsey	Robert W. Matschullat
Judith L. Estrin	Sheryl K. Sandberg
Robert A. Iger	Orin C. Smith
Fred H. Langhammer

The Board met six times during fiscal 2013. Each current Director attended at least 75% of all of the meetings of the Board and Committees on which he or she served. All but two directors attended the Company’s 2013 annual shareholders meeting. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the shareholders of the Company, and meetings of the Board and Committees of which he or she is a member.

Board Leadership

The Company’s Corporate Governance Guidelines specify that the Chairman of the Board will be an independent Director, unless the Board determines that a different structure would better serve the best interests of the shareholders, in which case, the Board will disclose in the Company’s proxy statement the reasons for a different arrangement and appoint an independent Director as Lead Director with duties and responsibilities detailed in the Corporate Governance Guidelines. For the reasons discussed in last year’s proxy, the Board determined that the interests of shareholders would be best served by naming Mr. Iger as Chairman upon the retirement of

John Pepper as Chairman, effective March 13, 2012 and through June 30, 2016, the end of the new employment agreement entered into with Mr. Iger in October, 2012. Under that agreement, Mr. Iger was to serve as Chairman and Chief Executive Officer through March 31, 2015, and then as Chairman through the remainder of the term. The Board concluded that extending Mr. Iger’s employment contract in October 2012 and naming him as Chairman of the Board through the remainder of the term of his new employment agreement would put in place an effective plan for the future transition of leadership that would best serve the interests of the Company and its shareholders.

Continues on next page  „

The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement     9

In making these judgments, the Board took into account its evaluation of Mr. Iger’s performance as Chief Executive Officer and President, his very positive relationships with the other members of the Board of Directors and the strategic vision and perspective he would bring to the Chair position. The Board was uniformly of the view that Mr. Iger would provide excellent leadership of the Board in the performance of its duties.

During the past fiscal year, the Board and Mr. Iger discussed extending Mr. Iger’s tenure as Chief Executive Officer through June 30, 2016, on existing contractual terms. The Board determined that it was in the best interest of shareholders to have the full benefit of Mr. Iger’s leadership as Chief Executive Officer and Chairman for the duration of his tenure and on July 1, 2013 extended Mr. Iger’s tenure as Chief Executive Officer through the expiration of his employment agreement in June 2016. While the extension of Mr. Iger’s position as Chief Executive Officer means that Mr. Iger’s tenure as Chairman under his agreement no longer overlaps with the anticipated tenure of a new Chief Executive Officer, the Board believes that the benefit of Mr. Iger’s continuing as Chief Executive Officer outweighs any benefits that would arise from such an overlap and that a smooth management transition will still be achieved.

At the time Mr. Iger became Chairman, the Board unanimously elected Orin Smith as independent Lead Director. The duties of the independent Lead Director were expanded in connection with the appointment of Mr. Iger as Chairman, and were further expanded in 2013 based on feedback from investors regarding Lead

Director duties. The duties of the Lead Director are as follows:

  Preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of non-management or independent Directors;
  Call meetings of the independent or non-management Directors;
  Serve as liaison between the Chairman and the independent and non-management Directors;
  Advise as to the scope, quality, quantity and timeliness of information sent to the Board of Directors;
  In collaboration with the Chief Executive Officer and Chairman, and with input from other members of the Board, develop and have final authority to approve meeting agendas for the Board of Directors, including assurance that there is sufficient time for discussion of all agenda items;
  Organize and lead the Board’s annual evaluation of the Chief Executive Officer;
  Be responsible for leading the Board’s annual self-assessment;
  Be available for consultation and direct communication upon the reasonable request of major shareholders;
  Advise Committee Chairs with respect to agendas and information needs relating to Committee meetings;
  Provide advice with respect to the selection of Committee Chairs; and
  Perform such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Committees

The Board of Directors has four standing committees: Audit, Governance and Nominating, Compensation and

Executive. Information regarding these committees is provided below.

Audit Committee

Monica C. Lozano Robert W. Matschullat (Chair) Orin C. Smith

The functions of the Audit Committee are described below under the heading “Audit Committee Report.” The Audit Committee met eight times during fiscal 2013. All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Matschullat, the chair of the Committee, and Mr. Smith are qualified as audit committee financial experts within the meaning of SEC regulations and that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange, and that Ms. Lozano is financially literate within the meaning of the listing standards of the New York Stock Exchange.

Corporate Governance and Board Matters
Governance and Nominating Committee

Judith L. Estrin Aylwin B. Lewis (Chair) Robert W. Matschullat Sheryl K. Sandberg

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Committee also reviews and approves transactions between the Company and Directors, officers, 5% shareholders and their affiliates under the Company’s Related Person Transaction Approval Policy, supervises the Board’s annual review of Director independence and the Board’s annual self-evaluation, makes recommendations to the Board with respect to compensation of non-executive members of the Board of Directors, makes recommendations to the Board with respect to Committee assignments and oversees the Board’s director education practices. The Committee met three times during fiscal 2013. All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Compensation Committee

Susan E. Arnold (Chair) John S. Chen Fred H. Langhammer Aylwin B. Lewis

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluating the performance of the Chief Executive Officer and, either as a committee or together with the other independent members of the Board, determining and approving the compensation level for the Chief Executive Officer. The Committee is also responsible for making recommendations to the Board regarding the compensation of other executive officers and certain compensation plans, and the Board has also delegated to the Committee the responsibility for approving these arrangements. Additional information on the roles and responsibilities of the Compensation Committee is provided under the heading “Compensation Discussion and Analysis,” below. In fiscal 2013, the Compensation Committee met eight times. All of the members of the Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Executive Committee

Robert A. Iger Orin C. Smith (Chair)

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board. In practice, the Committee’s actions are generally limited to matters such as the authorization of routine transactions including corporate credit facilities and borrowings. In fiscal 2013, the Executive Committee held no meetings.

The Board’s Role in Risk Oversight

As noted in the Company’s Corporate Governance Guidelines, the Board, acting directly or through Committees, is responsible for “assessing major risk factors relating to the Company and its performance” and “reviewing measures to address and mitigate such risks.” In discharging this responsibility, the Board, either directly or through Committees, assesses both the risks that inhere in the key economic and market assumptions that underpin the Company’s business plans and growth strategies and significant operational risks related to the conduct of the Company’s day-to-day operations.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	11

Risks that relate to the market and economic assumptions that underpin each business unit’s growth plans are specifically addressed in connection with the Board’s annual review of the Company’s five-year plan. The Board also has the opportunity to address such risks at each Board meeting in connection with its regular review of significant business and financial developments. The Board reviews risks arising out of specific significant transactions when these transactions are presented to the Board for review or approval.

Significant operational risks that relate to on-going business operations are the subject of regularly scheduled reports to either the full Board or one of its committees. The Board acting through the Audit Committee reviews on an annual basis whether these reports appropriately cover the significant risks that the Company may then be facing.

Each of the Board’s committees addresses risks that fall within the committee’s areas of responsibility. For example, the Audit Committee reviews periodically the audit plan of management audit, the international labor standards compliance program, the Company’s information technology risks and mitigation strategies, the tax function, treasury operations (including insurance) and the ethical standards and compliance program. In addition, the Audit Committee receives regular reports from: corporate controllership and the outside auditor on financial reporting matters; management audit about significant findings; and the general counsel regarding legal and regulatory risks. The Audit Committee reserves time at each meeting for private sessions with the chief financial officer, general counsel, head of management audit and outside auditors. The Compensation Committee addresses risks arising out of the Company’s executive compensation programs as described at pages 24 to 25, below.

The independent Lead Director promotes effective communication and consideration of matters presenting significant risks to the Company through his or her role in developing the Board’s meeting agendas, advising committee chairs, chairing meetings of the independent Directors and communicating between independent Directors and the Chief Executive Officer.

Director Selection Process

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, which may include: the current composition of the Board; the range of talents, experiences and skills that would best complement those already represented on the Board; the balance of management and independent Directors; and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee retains a third-party executive search firm to identify and review candidates upon request of the Committee from time to time.

Once the Committee has identified a prospective nominee — including prospective nominees recommended by shareholders — it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account the information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

  the ability of the prospective nominee to represent the interests of the shareholders of the Company;
  the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
  the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines;

Corporate Governance and Board Matters

  the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;
  the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers and guests and the communities in which it operates; and
  the willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in the Company’s Corporate Governance Guidelines.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

In selecting nominees for Director, the Board seeks to achieve a mix of members who together bring experience and personal backgrounds relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. In light of the Company’s current priorities, the Board seeks experience relevant to managing the creation of high-quality branded entertainment products and services, addressing the impact of rapidly changing technology and expanding business outside of the United States. The Board also seeks experience in large, diversified enterprises and demonstrated ability to manage complex issues that involve a balance of risk and reward and seeks Directors who have expertise in specific areas such as consumer and cultural trends, business innovation, growth strategies and financial oversight. The background information on current nominees beginning on page 52 sets out how each of the current nominees contributes to the mix of experience and qualifications the Board seeks.

In making its recommendations with respect to the nomination for re-election of existing Directors at the annual shareholders meeting, the Committee assesses the composition of the Board at the time and considers the extent to which the Board continues to reflect the criteria set forth above.

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s Bylaws relating to shareholder nominations as described in “Shareholder Communications” below.

Director Independence

The provisions of the Company’s Corporate Governance Guidelines regarding Director independence meet and in some areas exceed the listing standards of the New York Stock Exchange. These provisions are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in December 2013. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that all of the Directors serving in fiscal 2013 or nominated for election at the 2014 Annual Meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Mr. Iger. Mr. Iger is considered an inside Director because of his employment as a senior executive of the Company.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	13

In determining the independence of each Director, the Board considered and deemed immaterial to the Directors’ independence transactions involving the sale of products and services in the ordinary course of business between the Company, on the one hand, and, on the other, companies at which some of our Directors or their immediate family members were officers or employees during fiscal 2013. In each case, the amount paid to or received from these companies in each of the last three years was below the 2% of total revenue threshold in the Guidelines. The Board determined that none of the relationships it considered impaired the independence of the Directors.

Certain Relationships and Related Person Transactions

The Board of Directors has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which the Company is a participant and in which any Director, executive officer, holder of more than 5% of our outstanding shares or any immediate family member of any of these persons has a direct or indirect material interest. Directors, 5% shareholders and executive officers are required to inform the Company of any such transaction promptly after they become aware of it, and the Company collects information from Directors and executive officers about their affiliations and affiliations of their family members so the Company can search its records for any such transactions. Transactions are presented to the Governance and Nominating Committee of the Board (or to the Chairman of the Committee if the Committee delegates this responsibility) for approval before they are entered into or, if this is not possible, for ratification after the transaction has been entered into. The Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company, including whether the transaction impairs independence of a Director. The policy does not require review of the following transactions:

  Employment of executive officers approved by the Compensation Committee;
  Compensation of Directors approved by the Board;
  Transactions in which all shareholders receive benefits proportional to their shareholdings;
  Ordinary banking transactions identified in the policy;
  Any transaction contemplated by the Company’s Restated Certificate of Incorporation, Bylaws or Board action where the interest of the Director, executive officer, 5% shareholder or family member is disclosed to the Board prior to such action;
  Commercial transactions in the ordinary course of business with entities affiliated with Directors, executive officers, 5% shareholders or their family members if the aggregate amount involved during a fiscal year is less than the greater of (a) $1,000,000 and (b) 2% of the Company’s or other entity’s gross revenues and the related person’s interest in the transaction is based solely on his or her position with the entity;
  Charitable contributions to entities where a Director is an executive officer of the entity if the amount is less than the lesser of $200,000 and 2% of the entity’s annual contributions; and
  Transactions with entities where the Director, executive officer, 5% shareholder or immediate family member’s sole interest is as a non-executive officer employee of, volunteer with, or director or trustee of the entity.

During fiscal year 2013, there were no transactions requiring disclosure with, or with an immediate family member of, Directors, executive officers or persons who were the beneficial owners of more than 5% of the Company’s outstanding shares during the fiscal year.

Shareholder Communications

Generally. Shareholders may communicate with the Company through its Transfer Agent, Broadridge Corporate Issuer Solutions, by writing to Disney Investor Relations, c/o Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717, by calling Disney Shareholder Services care of

Broadridge at (855) 553-4763, or by sending an e-mail to disneyinvestor@broadridge.com. Additional information about contacting the Company is available on the Company’s Investor Relations website (www.disney.com/investors) under “Shareholder Information” and “Contact Us.”

Corporate Governance and Board Matters

Shareholders and other persons interested in communicating directly with the independent Lead Director or with the non-management Directors as a group may do so by writing to the independent Lead Director, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030. Under a process approved by the Governance and Nominating Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the office of the Secretary of the Company reviews all such correspondence and forwards to Board members a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Shareholder Proposals for Inclusion in 2015 Proxy Statement. To be eligible for inclusion in the proxy statement for our 2015 Annual Meeting, shareholder proposals must be received by the Company’s Secretary no later than the close of business on September 26, 2014. Proposals should be sent to the Secretary, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030 and follow the procedures required by SEC Rule 14a-8.

Shareholder Director Nominations and Other Shareholder Proposals for Presentation at the 2015 Annual Meeting. Under our bylaws, written notice of shareholder nominations to the Board of Directors and any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Company’s Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2015 Annual Meeting must deliver a written notice (containing the information specified in our bylaws regarding the shareholder and the proposed action) to the Company’s Secretary between November 18, 2014 and December 18, 2014. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	15

Director Compensation

Under the Company’s Corporate Governance Guidelines, non-employee Director compensation is determined annually by the Board of Directors acting on the recommendation of the Governance and Nominating Committee. In formulating its recommendation, the Governance and Nominating Committee receives input from the third-party compensation consultant retained by the Compensation Committee regarding market practices for Director compensation. Directors who are also employees of the Company receive no additional compensation for service as a Director. The elements of annual Director compensation for fiscal 2013 are as shown at the right.

Effective October 1, 2013, the Board of Directors increased the annual deferred stock unit grant to $170,000 and increased the annual committee chair retainer for the Compensation Committee to $20,000.

The Company does not provide retirement benefits to any non-employee Directors who served during fiscal 2013.

Annual Board retainer	$100,000
Annual committee retainer (except Executive Committee)[1]	$10,000
Annual committee chair retainer (except Audit and	$15,000
Executive Committees)[2]
Annual committee chair retainer (Audit Committee only)[2]	$20,000
Annual deferred stock unit grant	$150,000
Annual retainer for independent Lead Director[3]	$50,000

[1]	Per committee.
[2]	This is in addition to the annual committee retainer the Director receives for serving on the committee.
[3]	This is in addition to the annual Board retainer, committee fees and the annual deferred stock unit grant.

Director Compensation for Fiscal 2013

The table on the right identifies the compensation earned during fiscal 2013 by each person who served as a non-employee Director during the year. Information regarding the amounts in each column follows.

Fees Earned or Paid in Cash. The annual Board retainer and annual committee and committee-chair retainers are payable in cash at the end of each quarter. The Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan allows non-employee Directors to elect each year to receive all or part of their retainers in Disney stock or to defer all or part of this compensation until after their service as a Director ends. Directors who elect to receive stock instead of cash but who do not defer their compensation are credited each quarter with a dollar amount equal to fees earned that quarter based on the fair market value of shares at the end of the quarter and receive shares after the end of each calendar year. Directors who elect to defer their compensation may also elect to receive cash or stock. Directors who elect to receive deferred compensation in cash receive a credit each quarter, and the balance in their deferred cash account earns interest at an annual rate equal to the Moody’s Average Corporate (Industrial) Bond Yield, adjusted quarterly. For fiscal 2013, the average interest rate was 4.28%. Interest earned on deferred amounts is included in the “All Other Compensation” column. Directors who elect to receive deferred compensation in stock receive stock units each quarter and shares of stock are distributed with respect to these units after their service as a Director ends.

	Fees
	Earned
	or Paid
	in	Stock	All Other
	Cash	Awards	Compensation	Total
Susan E. Arnold	$125,000	$149,417	$21,714	$296,131
John S. Chen	110,000	149,417	15,120	274,537
Judith L. Estrin	110,000	149,417	426	259,843
Fred H. Langhammer	110,000	149,417	23,498	282,915
Aylwin B. Lewis	135,000	149,417	—	284,417
Monica C. Lozano	110,000	149,417	22,987	282,404
Robert W. Matschullat	140,000	149,417	27,076	316,493
Sheryl K. Sandberg	110,000	149,417	5,176	264,593
Orin C. Smith	160,000	149,417	15,000	324,417

The column labeled “Fees Earned or Paid in Cash” sets forth amounts payable in cash on a current basis, whether paid currently or deferred by the Director to be paid in cash or shares after their service ends.

Form of Receipt of Director Fees. The following table identifies for each Director the dollar amount included in the “Fees Earned or Paid in Cash” column received in cash, the dollar amount deferred to be paid in cash, and the number and dollar value of stock units received as deferred compensation. The number of units awarded is equal to the dollar amount of fees accruing each quarter divided by the average over the last ten trading days of the quarter of the average of the high and low trading price for shares of Company common

Director Compensation

stock on each day in the ten-day period. In the case of Ms. Lozano, a portion of the units represented fees paid currently in stock and was distributed as shares following December 31, 2013.

		Deferred Fees
	Fees		To be Paid in Stock
	Paid	To be
	Currently	Paid in	Number	Value of
	in Cash	Cash	of Units	Units
Susan E. Arnold	$125,000	$—	—	$—
John S. Chen	55,000	—	945	55,000
Judith L. Estrin	110,000	—	—	—
Fred H. Langhammer	110,000	—	—	—
Aylwin B. Lewis	67,500	—	1,160	67,500
Monica C. Lozano	27,019	54,231	498	28,750
Robert W. Matschullat	140,000	—	—	—
Sheryl K. Sandberg	55,000	—	945	55,000
Orin C. Smith	160,000	—	—	—

Stock Awards. This column sets forth the grant date fair market value of awards for service in fiscal 2013 with respect to the annual deferred stock unit grant.

The grant date fair market value is equal to the market value of the Company’s common stock on the date of the award times the number of shares underlying the units.

The number of units awarded is equal to the amount payable with respect to a quarter divided by the average over the last ten trading days of the quarter of the average of the high and low trading price for shares of the Company common stock on each day in the ten-day period. The following table identifies the number of stock units awarded to each Director during fiscal 2013.

Stock
Units Awarded
Susan E. Arnold	2,579
John S. Chen	2,579
Judith L. Estrin	2,579
Fred H. Langhammer	2,579
Aylwin B. Lewis	2,579
Monica C. Lozano	2,579
Robert W. Matschullat	2,579
Sheryl K. Sandberg	2,579
Orin C. Smith	2,579

One fourth of the annual deferred stock unit grant and annual retainer is awarded at the end of each quarter. Unless a Director elects to defer receipt of shares until after his or her service as a Director ends, shares with respect to annual deferred stock unit grants are normally distributed to the Director on the second anniversary of the award date, whether or not the Director is still a Director on the date of distribution.

At the end of any quarter in which dividends are distributed to shareholders, Directors receive additional stock units with a value (based on the average of the high and low trading prices of the Company common stock averaged over the last ten trading days of the quarter) equal to the amount of dividends they would have received on all stock units held by them at the end of the prior quarter. Shares with respect to these additional units are distributed when the underlying units are distributed. Units awarded in respect of dividends are included in the fair value of the stock units when the units are initially awarded and therefore are not included in the tables above, but they are included in the total units held at the end of the fiscal year in the following table.

Director Stock Unit Holdings. The following table sets forth all stock units held by each Director as of the end of fiscal 2013. All stock units are fully vested when granted, but shares are distributed with respect to the units only later, as described above. Stock units in this table are included in the share ownership table on page 65 except to the extent they may have been distributed as shares and sold prior to January 20, 2014.

Stock
Units
Susan E. Arnold	12,457
John S. Chen	19,908
Judith L. Estrin	6,032
Fred H. Langhammer	20,173
Aylwin B. Lewis	22,205
Monica C. Lozano	28,075
Robert W. Matschullat	37,794
Sheryl K. Sandberg	10,277
Orin C. Smith	6,032

The Company’s Corporate Governance Guidelines also encourage Directors to own, or acquire within three years of first becoming a Director, shares of common stock of the Company (including stock units received as Director compensation) having a market value of at least five times the amount of the annual Board retainer for the Director. Unless the Board exempts a Director, each Director is also required to retain stock representing no less than 50% of the after-tax value of exercised options and shares received upon distribution of deferred stock units until he or she meets the stock holding guideline described above. Based on the holdings of units and shares on January 17, 2014, each Director complied with the minimum holding requirement on that date.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	17

All Other Compensation. To encourage Directors to experience the Company’s products, services and entertainment offerings personally, the Board has adopted a policy, that, subject to availability, entitles each non-employee Director (and his or her spouse, children and grandchildren) to use Company products, attend Company entertainment offerings and visit Company properties (including staying at resorts, visiting theme parks and participating in cruises) at the Company’s expense, up to a maximum of $15,000 in fair market value per calendar year plus reimbursement of associated tax liabilities. In addition, the Company reimburses Directors for the travel expenses of, or provides transportation on Company aircraft for, immediate family members of Directors if the family members are specifically invited to attend events for appropriate business purposes and allows family members (including domestic partners) to accompany Directors traveling on Company aircraft for business purposes on a space-available basis. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate incremental cost to the Company of providing the benefits did not exceed $10,000 for any Director. The reimbursement of associated tax liabilities is included in the table above, and was less than $10,000 for each Director other than Mr. Chen and Mr. Matschullat, for whom the reimbursement was $15,120 and $12,076, respectively. The column also includes interest earned on deferred cash compensation, which was less than $10,000 for each Director except for Ms. Lozano, for whom interest earned totaled $20,192.

In October 2012, the Board determined that Directors should be permitted to participate in the Company’s employee gift matching program on the same terms as employees. Under this program, the Company matches up to $15,000 of charitable contributions made by employees to charitable and educational institutions meeting the Company’s criteria. The matching contribution of the Company is included in the table above, and was $15,000 for each of Ms. Arnold, Mr. Langhammer, Mr. Matschullat and Mr. Smith.

Options Outstanding. Prior to fiscal 2011, each Director serving on March 1 of any year received an option on that date to acquire shares of Company stock. The exercise price of the options was equal to the average of the high and low prices reported on the New York Stock Exchange on the date of grant. The following table sets forth the aggregate number of stock options outstanding for each Director at the end of fiscal 2013.

Number of
Shares
Underlying
Options
Held
Susan E. Arnold	22,503
John S. Chen	46,503
Judith L. Estrin	46,503
Fred H. Langhammer	20,733
Aylwin B. Lewis	46,503
Monica C. Lozano	46,503
Robert W. Matschullat	40,503
Sheryl K. Sandberg	—
Orin C. Smith	34,503

Executive Compensation

Compensation Discussion and Analysis

Executive Compensation
Program Structure

Objectives and Methods

We design our executive compensation program to drive the creation of long-term shareholder value. We do this by tying compensation to the achievement of performance goals that promote the creation of shareholder value and by designing compensation to attract and retain high-caliber executives in a competitive market for talent.

We have adopted the following approach to achieve these objectives.

Pay for Performance
Provide a strong relationship of pay to performance through:
  A performance-based bonus tied to the achievement of financial performance factors and an assessment of each executive’s individual performance against other performance factors
  Equity awards that deliver value based on stock price performance and, in the case of performance-based stock units, whose vesting depends on meeting performance targets

Competitive Compensation Levels
Provide compensation opportunities at a level and with practices that are competitive with our peers
  Compensation levels and practices at peer companies are one factor in making compensation decisions, but compensation is not targeted to any specific percentile

Compensation Mix
Provide a mix of variable and fixed compensation that:
  Is heavily weighted toward variable performance-based compensation for senior executives
  Uses short-term (annual performance-based bonus) and longer-term performance measures (equity awards) to balance appropriately incentives for both short and long-term performance

Peer Groups

     Establishing Compensation Levels

The Committee believes that the pool of talent with the set of creative and organizational skills needed to run a global media organization like the Company is quite limited. Moreover, executives with the talents and experience needed to run a global creative organization have career options with compensation opportunities that normally exceed those available in most other industries. The Committee believes that the market for executive talent to lead a global creative organization is best reflected by the five other major media companies who compete for this talent – CBS, Comcast, Twenty-First Century Fox, Time Warner and Viacom. For that reason, the Committee looks to those five companies as the relevant peer group for named executive officer compensation purposes.

The Committee understands that some groups have reservations about using these companies because some of them are effectively controlled by a single shareholder.

The Committee acknowledges these concerns, but believes that it is constrained by the competitive reality that these companies set the market for the talent we need. The Committee believes that compensation levels within that group are driven by the dynamics of compensation in the entertainment industry and not the ownership structure of a particular company. Moreover, the Committee believes that a majority shareholder has just as much (if not more) incentive than any other shareholder to demand a compensation structure that maximizes shareholder value. In any event, the Committee believes that it must compete effectively for talent with these companies.

The Committee has also considered suggestions to expand the peer group to better reflect the universe of companies in which investors themselves choose to invest, so that executive compensation at the Company matches more closely the compensation at other companies with similar returns in this broader group. While the Committee understands the perspective of investors who invest across this broader group, it believes that using a broader group

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	19

would not appropriately reflect either the different talents needed to manage our businesses nor the competitive reality the Company faces. The fact that a particular level of performance has been achieved by appropriately compensated executives in another industry is not a meaningful indicator of what market driven compensation must be offered to attract and retain executives with the talent to achieve comparable levels of performance at Disney.

Establishing Compensation Structure, Policies and Practice

The Committee believes that the Company’s overall compensation structure, policies and practices should be consistent for all executives and to achieve that end looks at a broader industry group when evaluating them. The reason for using the broader group is that the five distinct segments of our operations span multiple industries and a general industry group provides the appropriate and fairest points of comparison to achieve the desired consistency of approach.

The peer group used for establishing compensation structure, policies and practices consists of companies that have:

  A consumer orientation and/or strong brand recognition;
  A global presence and operations;
  Annual revenue no less than half and no more than twice our annual revenue; and
  A market capitalization no less than one-quarter and no more than four times our market capitalization.

Plus companies that do not meet the revenue test, but that are included in the peer groups used by one or more of the Media Industry Peers.

The companies that meet these criteria and were included in the peer group in fiscal 2013 were:

  Accenture
  Amazon.com
  AT&T
  CBS
  Cisco Systems
  Coca-Cola
  Comcast
  Dell
  DirecTV
  EMC Corp.
  General Electric
  Google
  Hewlett-Packard
  Intel
  Johnson & Johnson
  Kimberly-Clark
  Microsoft
  Twenty-First Century Fox
  Oracle
  PepsiCo
  Procter & Gamble
  Sprint Nextel
  Time Warner
  Verizon Communications
  Viacom

Advised by its independent consultant, the Committee reviewed the criteria for selecting members of this peer group in fiscal 2013 and determined that it was advisable to widen the revenue test to 0.4 times to 2.5 times Company revenue. As a result of this change and changes in peer company revenues, IBM will be added to the general industry peer group for fiscal 2014 and General Electric will no longer be a member of the group.

Evaluating Performance

The overall financial performance of the Company is the sum total of the aggregate performance of the Company’s five distinct segments – Media Networks, Parks and Resorts, Studio Entertainment, Consumer Products and Interactive – each of which competes in separate markets. The Committee continues to believe that, given the span of the Company’s businesses, the best measure of relative performance is how the Company’s diverse businesses have fared in the face of the economic trends that impact companies generally and that the best benchmark for measuring such success is the Company’s relative performance compared to that of the companies comprising the S&P 500. Accordingly, the Committee– like the other media companies and many other businesses – has selected the S&P 500 to set the context for evaluating the Company’s performance and to measure relative performance for performance-based restricted stock unit awards.

Summary of Peer Groups

The following table summarizes the three distinct peer groups we use for the three distinct purposes described above:

Peer Group	Purpose	Composition
Media Industry Peers	Evaluating compensation levels for the named executive officers	Disney and the five other major media companies: CBS Comcast Twenty-First Century Fox Time Warner Viacom
General Industry Peers	Evaluating general compensation structure, policies and practices	25 similarly-sized global companies with a consumer orientation and/or strong brand recognition
Performance Peers	Evaluating relative economic performance of the Company	Standard & Poor’s (S&P) 500

Executive Compensation

Compensation Program Elements

2013 Total Direct Compensation

The following table sets forth the elements of total direct compensation for our named executive officers (NEOs) in fiscal 2013 and the objectives and key features of each element.

Compensation Type	Pay Element	Objectives and Key Features
Salary

Objectives
The Committee sets salaries to reflect job responsibilities and to provide competitive fixed pay to balance performance-based risks.

Key Features
  Minimum salaries set in employment agreement
  Compensation Committee discretion to adjust annually based on changes in experience, nature and responsibility of the position, competitive considerations, CEO recommendation (except his own salary)

Performance- based Bonus
Objectives
The Committee structures the bonus program to incentivize performance at the high end of ranges for financial performance measures that it establishes each year to drive meaningful growth over the prior year. The Committee believes that incentivizing performance in this fashion will lead to long-term, sustainable gains in shareholder value.

Key Features
  Target bonus for each NEO set by Committee early in the fiscal year in light of employment agreement provisions, competitive considerations, CEO recommendation (except his own target), other factors Committee deems appropriate
  Payout on 70% of target determined by performance against financial performance ranges established early in the fiscal year
  Payout on 30% of target determined by Committee’s assessment of individual performance based on other performance objectives established early in the fiscal year and based on CEO recommendation (except his own payout)

Equity Awards Generally
Objectives
The Committee structures equity awards to directly reward long-term gains in shareholder value. Equity awards carry vesting terms that extend up to four years and include restricted stock units whose value depends on company performance relative to the performance of the S&P 500. These awards provide incentives to create and sustain long-term growth in shareholder value.

Key Features
  Combined value of options, performance units and time-based units determined by Committee in light of employment agreement provisions, competitive market conditions, evaluation of executive’s performance and CEO recommendation (except for his own award)
  Allocation of awards for CEO (based on grant date award value):
  50% performance-based restricted stock units
  50% stock options
  Allocation of awards for other NEOs (based on grant date award value):
  30% performance-based restricted stock units
  30% time-vesting restricted stock units
  40% stock options

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	21

Compensation Type	Pay Element	Objectives and Key Features
	Stock Option Awards	Key Features Exercise price equal to average of the high and low trading prices on day of award Option re-pricing without shareholder approval is prohibited 10-year term Vest 25% per year
Performance- Based Restricted Stock Units
Key Features
  Performance-based units reward executives only if specified financial performance measures are met
  Subject to performance tests, units vest three years after grant date*
  Half of award vests based on Total Shareholder Return relative to S&P 500; half of award vests based on Earnings Per Share relative to S&P 500
  No units tied to a performance measure vest if performance on that measure is below the 25th percentile
  50% of target units tied to a performance measure vest if performance on that measure is equal to 25th percentile, increasing to a maximum of 150% of target units vesting if performance on that measure is at the 75th percentile or higher**
  All units awarded to executive officers are subject to Section 162(m) test

	Time-Based Restricted Stock Units	Key Features 25% vest each year following grant date All units awarded to executive officers are subject to Section 162(m) test

*	Units awarded in prior fiscal years had performance tests and other vesting provisions as described in our proxy statements for the years in which the awards were issued.
**	Earnings Per Share for the Company is adjusted (i) to exclude the effect of extraordinary, unusual and/or nonrecurring items and (ii) to reflect such other factors as the Committee deems appropriate to fairly reflect earnings per share growth. Adjustments to diluted Earnings Per Share from continuing operations of S&P 500 companies will not normally be made because the Committee has no reason to believe that the average of adjustments across the S&P 500 companies would result in an amount that is significantly different from the reported amount.

Compensation at Risk

The Committee believes that most of the compensation for named executive officers should be at risk and tied to a combination of long-term and short-term Company performance. As shown below, over 90% of the compensation awarded to the CEO and over 80% of the compensation awarded to other named executive officers varies with either short or long term Company performance.

In establishing a mix of fixed to variable compensation, the mix of various equity awards, and target bonus levels, grant date equity award values and performance ranges, the Committee seeks to maintain its goal of making compensation overwhelmingly tied to performance while at the same time affording compensation opportunities, that in success, would be competitive with alternatives available to the executive. In particular, the Committee expects that performance at the high end of ranges will result in overall compensation that is sufficiently attractive relative to compensation available at successful competitors and that performance at the low end of ranges will result in overall compensation that is less than that available from competitors who are more successful.

In determining the mix between options and restricted stock units, the Committee also considers the number of shares required for each of these types of award to deliver the appropriate value to executives.

Executive Compensation

The following charts show the percentage of the total direct compensation (constituting base salary and performance-based bonus plus the grant-date fair value of regular annual equity awards) awarded to Mr. Iger and the other NEOs that is variable with performance (performance-based bonus and equity awards) versus fixed (salary).

Employment Agreements

We enter into employment agreements with our senior executives when the Compensation Committee determines that it is appropriate to attract or retain an executive or where an employment agreement is consistent with our practices with respect to other similarly situated executives.

We have employment agreements with each of the named executive officers that extend to the dates shown below:

Term Ends
Robert A. Iger	June 30, 2016
James A. Rasulo	January 31, 2015
Alan N. Braverman	March 31, 2016
Kevin A. Mayer	January 31, 2017
M. Jayne Parker	January 31, 2017

Material terms of the employment agreements with the named executive officers are reflected under “Total Direct Compensation” above and “Fiscal 2013 Decisions” and “Compensation Tables — Potential Payments and Rights on Termination or Change in Control,” below.

Benefits and Perquisites

The Company provides employees with benefits and perquisites based on competitive market conditions. All salaried employees, including the named executive officers, receive the following benefits:

  health care coverage;
  life and disability insurance protection;
  reimbursement of certain educational expenses;
  access to favorably priced group insurance coverage; and
  Company matching of gifts of up to $15,000 per employee each calendar year to qualified charitable organizations.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	23

Officers at the vice president level and above, including named executive officers, receive the following benefits:

  complimentary access to the Company’s theme parks and some resort facilities;
  discounts on Company merchandise and resort facilities;
  for officers at the vice president level and higher before October 1, 2012, a fixed monthly payment to offset the costs of owning and maintaining an automobile or, for the term of any lease existing at the end of fiscal 2012, the option of receiving an automobile supplied by the Company (including insurance, maintenance and fuel);
  relocation assistance;
  eligibility for annual reimbursement of up to $450 for health club membership or exercise equipment and reimbursement of up to $1,500 for an annual physical examination; and
  personal use of tickets acquired by the Company for business entertainment when they become available because no business use has been arranged.

Named executive officers (and some other senior executives) are also entitled to the following additional benefits and perquisites: basic financial planning services, enhanced excess liability coverage, increased relocation assistance, and an increased automobile benefit.

The Company pays the cost of security services and equipment for the Chief Executive Officer in an amount that the Board of Directors believes is reasonable in light of his security needs and, in the interest of security, requires the Chief Executive Officer to use corporate aircraft for all personal travel. Other senior executive officers are also permitted at times to use corporate aircraft for personal travel at the discretion of the Chief Executive Officer.

Retirement Plans

Named executive officers participate in defined benefit and defined contribution retirement programs available to all of our salaried employees.

Tax-qualified defined benefit plans limit the benefit to participants whose compensation or benefits would exceed maximums imposed by applicable tax laws. To provide retirement benefits commensurate with compensation levels, the Company offers non-qualified plans to key salaried employees, including the named executive officers, using substantially the same formula for calculating benefits as is used under the tax-qualified plans on compensation in excess of the compensation limitations and maximum benefit accruals.

Additional information regarding the terms of retirement programs for the named executive officers is included in “Compensation Tables — Pension Benefits” beginning on page 43.

Risk Management Considerations

The Compensation Committee believes our annual performance-based bonus and equity programs create incentives to enhance long-term shareholder value. The following elements of the program are designed to promote the creation of long-term value and discourage behavior that leads to excessive risk:

  Financial Performance Metrics. The financial metrics used to determine the amount of an executive’s bonus are measures the Committee believes drive long-term shareholder value. The ranges set for these measures are intended to reward success without encouraging excessive risk taking.
  Limit on Bonus. The overall bonus opportunity is not expected to exceed two times the target amount, no matter how much financial performance exceeds the ranges established at the beginning of the fiscal year.
  Equity Vesting Periods. Recently awarded performance-based stock units vest in three years (units awarded before 2010 vested over one to four years). Time-based stock units and options vest annually over four years and options remain exercisable for 10 years. These periods are designed to reward sustained performance over several periods, rather than performance in a single period.
  Equity Retention Guidelines. Named executive officers are required to acquire within five years of becoming an executive officer, and hold as long as they are executive officers of the Company, shares (including restricted stock units) having a value of at least three times their base salary amounts, or five times in the case of the Chief Executive Officer. If these levels have not been reached, these officers are required to retain ownership of shares representing at least 75% of the net after-tax gain (100% in the case of the Chief Executive Officer) realized on exercise of options for a minimum of 12 months. Based on holdings of units and shares on January 17, 2014, each named executive officer exceeded the minimum holding requirement on that date.
  No Hedging or Pledging. Named executive officers (and other employees subject to the Company’s insider trading compliance program) are not permitted to enter into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning the Company’s securities and they are prohibited from pledging Company securities.
  Clawback Policy. If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits the Company to recover incentive compensation from that executive officer (including profits realized from the sale of Company

Executive Compensation

securities). In such a situation, the Board of Directors would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct.

At the Compensation Committee’s request, management conducted its annual assessment of the risk profile of our compensation programs in December 2013. The assessment included an inventory of the compensation programs at each of the Company’s segments and an evaluation of whether any program contained elements that created risks that could have a material adverse impact on the Company. Management provided the results of this assessment to Frederic W. Cook & Co., Inc., which evaluated the findings and reviewed them with the Committee. As a result of this review, the Committee determined that the risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Other Considerations

Timing of Equity Awards

Equity awards are made by the Compensation Committee only on dates the Committee meets. Committee meetings are normally scheduled well in advance and are not scheduled with an eye to announcements of material information regarding the Company. The Committee may make an award with an effective date in the future contingent on commencement of employment, execution of a new employment agreement or some other subsequent event.

Extended Vesting of Equity Awards

For all participants in the Company’s equity award program (except certain employees outside the United States) who are age 60 or older and have at least ten years of service at the date of retirement:

  Options awarded after March 2011 (and awarded at least one year before retirement) continue to vest and remain exercisable until the earlier of five years after retirement and the original expiration date (options awarded between December 2009 and March 2011 continue to vest and remain exercisable for three, instead of five, years); and
  Restricted stock unit awards awarded at least one year before retirement continue to vest following retirement according to the original vesting schedule (including satisfaction of performance conditions other than, in some cases, the test to ensure that the compensation is deductible pursuant to Section 162(m)).

In addition, employment agreements for executive officers generally provide that options and restricted stock units continue to vest (and in the case of options, remain exercisable) according to original vesting and expiration schedules (including any extended vesting based on age and service at the end of the stated term) on the same basis as if the executive remained employed through the term of the employment agreement when the executive is terminated by the Company without cause, or if the executive terminates for good reason, before the completion of the term of his or her employment agreement.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation must be included in this proxy statement because they are our most highly compensated executive officers. Section 162(m) exempts qualifying performance-based compensation from the deduction limit if applicable requirements are met.

The Compensation Committee has structured awards to executive officers under the Company’s annual performance-based bonus program and equity awards program to qualify for this exemption. However, the Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Committee has approved salaries for executive officers that were not fully deductible because of Section 162(m) and may approve other compensation that is not deductible for income tax purposes.

To qualify for deduction, awards to executive officers under the annual performance-based bonus program and the long-term incentive program include a performance test based on adjusted net income in addition to the other performance tests described above. Adjusted net income means net income adjusted, as appropriate, to exclude the following items or variances: change in accounting principles; acquisitions; dispositions of a business; asset

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	25

impairments; restructuring charges; extraordinary, unusual or infrequent items; and extraordinary litigation costs and insurance recoveries. For fiscal 2013, the adjusted net income target was $4.0 billion, and the Company achieved adjusted net income of $6.1 billion. Net income was adjusted by reducing it to reflect the after tax effects of gains on the sales of businesses ($151 million) and tax benefits related to prior year earnings ($207 million) and by increasing it to reflect the after tax effects of a litigation charge ($202 million), restructuring and impairment charges ($133 million) and a charge related to equity redemption at a joint venture ($35 million). Therefore, bonuses earned in fiscal 2013 and restricted stock units vesting based on fiscal 2013 results are deductible under Section 162(m).

Compensation Process

The following table outlines the process for determining annual compensation awards.

Salaries	Performance Based Bonus	Equity Awards
  Annually, at the end of the calendar year, the CEO recommends salaries for executives other than himself for the following calendar year
  Committee reviews proposed salary changes with input from consultant
  Committee determines annual salaries for all NEOs
  Committee reviews determinations with the other non-management directors

  Committee participates in Board review of five year plan before beginning of fiscal year and review of annual operating plan at the beginning of the fiscal year
  Management recommends financial and other performance measures, weightings and ranges
  Early in the fiscal year, the Committee reviews proposed performance measures and ranges with input from consultant and determines performance measures and ranges that it believes establish appropriate stretch goals
  CEO recommends bonus targets for executives other than himself
  Early in the fiscal year, the Committee reviews bonus targets with input from its consultant and in light of the targets established by employment agreements and competitive conditions and determines bonus targets as a percentage of fiscal year end salary for each executive
  After the end of the fiscal year, management presents financial results to the Committee
  CEO recommends other performance factor multiplier for executives other than himself
  Committee reviews the results and determines whether to make any adjustments to financial results and determines other performance factor multipliers and establishes bonus
  Committee reviews determinations with the other non-management directors

  In first fiscal quarter, CEO recommends grant date fair value of awards for executives other than himself
  Committee reviews proposed awards with input from consultant and reviews with other non- management directors
  Committee determines the dollar values of awards
  Exercise price and number of options and restricted stock units are determined by formula based on market price of common shares on the date of award

Executive Compensation

The following table outlines the process for determining terms of employment agreements and compensation plans in which the named executive officers participate.

Employment Agreements	Compensation Plans
CEO
  Committee arrives at proposed terms of agreement with input from consultant
  Committee recommends terms of agreement to other non-management directors following negotiation with CEO
  Committee participates with other non-management directors in determining terms of agreement for CEO

Other NEOs
  CEO recommends terms of agreements
  Committee reviews proposed terms of agreements with input from consultant
  Committee determines material terms of agreements, subject to consultation with Board

  Committee requests management and consultant to review compensation plans
  Management and consultant recommend changes to compensation plans in response to requests or on their own initiative
  Committee reviews proposed changes to compensation plans with input from consultant
  Committee determines changes to compensation plans or recommends to Board if Board action is required
  Committee participates with Board in determining changes when Board action is required

Management Input

In addition to the CEO recommendations described above, management regularly:

  provides data, analysis and recommendations to the Compensation Committee regarding the Company’s executive compensation programs and policies;
  administers those programs and policies as directed by the Committee;
  provides an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company’s objectives; and
  recommends changes to compensation programs if needed to help achieve program objectives.

The Committee meets regularly in executive session without management present to discuss compensation decisions and matters relating to the design and operation of the executive compensation program.

Compensation Consultant

The Compensation Committee has retained the firm of Frederic W. Cook & Co., Inc. as its compensation consultant. The consultant assists the Committee’s development and evaluation of compensation policies and practices and the Committee’s determinations of compensation awards by:

  attending Committee meetings;
  meeting with the Committee without management present;
  providing third-party data, advice and expertise on proposed executive compensation awards and plan designs;
  reviewing briefing materials prepared by management and outside advisers and advising the Committee on the matters included in these materials, including the consistency of proposals with the Committee’s compensation philosophy and comparisons to programs at other companies; and
  preparing its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Committee’s compensation philosophy.

The Committee considers input from the consultant as one factor in making decisions on compensation matters, along with information and analyses it receives from management and its own judgment and experience.

The Compensation Committee has adopted a policy requiring its consultant to be independent of Company management. The Committee performs an annual assessment of the consultant’s independence to determine whether the consultant is independent. The Committee assessed Frederic W. Cook & Co. Inc.’s independence in December 2013 and confirmed that the firm’s work has not raised any conflict of interest and the firm is independent under the policy.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	27

2013 Compensation Decisions

This section discusses the specific decisions made by the Compensation Committee in fiscal 2013 or with respect to fiscal 2013 compensation.

Investor Engagement

At our 2013 Annual Meeting the majority of shares cast voted in favor of the advisory vote on executive compensation. We continue to strive to improve the level of shareholder support on this issue. To ensure that the Board and Compensation Committee consider direct shareholder feedback, we maintain a robust shareholder engagement program, meeting with many of our largest investors. The Compensation Committee has been regularly updated on conversations with investors and understands that shareholders remain very focused on the alignment of pay and performance as well as the absolute level of executive compensation, particularly for the Chief Executive Officer.

The Committee remains committed to pay-for-performance and believes that fiscal 2013 compensation demonstrates this alignment. Fiscal 2013 compensation for the Chief Executive Officer (and for the named executive officers in the aggregate) was below fiscal 2012 levels due in part to the fact that while it was strong, financial growth did not overperform against the performance ranges set by the Compensation Committee by as much as it did in 2012. The Committee believes that the resulting compensation is appropriately responsive to changes in performance and is not excessive relative to compensation paid in the media industry.

Employment Agreements

Employment Agreement with Mr. Iger

During fiscal 2013, the Board (acting on the recommendation of the Compensation Committee) decided to amend Mr. Iger’s employment agreement to extend the period he serves as Chief Executive Officer to June 30, 2016, the end of the agreement’s term. Prior to amendment, Mr. Iger’s service as Chief Executive Officer was scheduled to end on March 31, 2015, and from that date until June 30, 2016, he would serve only as Executive Chairman. Under the amended agreement, Mr. Iger’s annual compensation for the extended Chief Executive Officer period will be determined on the same basis as his annual compensation as Chief Executive Officer was determined prior to the amendment. Specifically, his target annual incentive under the Company’s annual performance-based bonus program and the target equity award value for fiscal year 2016 will be the same as those that apply for fiscal year 2015.

As described under “Board Leadership,” above, the Board extended Mr. Iger’s tenure as Chief Executive Officer because it determined that it was in the best interest of shareholders to have the benefit of Mr. Iger’s leadership as Chief Executive Officer and Chairman for the duration of his tenure.

Employment Agreement with Mr. Braverman

During fiscal 2013, the Compensation Committee approved terms of a new employment agreement with Mr. Braverman, which was subsequently negotiated and agreed to. The new agreement was effective as of October 1, 2013, upon expiration of Mr. Braverman’s previous agreement.

The new agreement includes a minimum annual base salary of $1,400,000 beginning January 1, 2014, and the target for calculating annual performance-based bonus opportunities is 200% of annual base salary at the end of the fiscal year, as was the case under his prior agreement. The agreement also sets a target award value for annual long-term incentive compensation awards at twice Mr. Braverman’s annual base salary at the end of the fiscal year, but the Committee retains discretion to adjust this target value.

Other material terms of the employment agreements with Mr. Iger and Mr. Braverman are described under “Other Considerations — Employment Agreements” above and “Compensation Tables — Potential Payments and Rights on Termination or Change in Control,” beginning on page 45.

Performance Goals

The Compensation Committee sets performance goals for each fiscal year early in that year, and evaluates performance against those goals after the fiscal year has ended to arrive at its compensation decisions.

Setting Goals

     Financial Performance

In November 2012, the Compensation Committee selected the following financial measures and relative weights for calculating the portion of the named executive officers’ bonuses that is based on financial performance:

  segment operating income (25.0%)
  return on invested capital (25.0%)
  after-tax free cash flow (21.4%)
  earnings per share (28.6%)

Executive Compensation

These are the same measures used in recent years and the Committee selected them because it believes successful performance on these measures promotes the creation of long-term shareholder value. The Committee places slightly more weight on earnings per share and slightly less weight on after-tax cash flow because, between the two, it believes earnings per share is somewhat more closely related to shareholder value.

The Committee also established performance ranges for each of the measures in November 2012. These ranges are used to determine the multiplier that is applied to 70% of each named executive officer’s target bonus. The overall financial performance multiple is equal to the weighted average of the performance multiples for each of the four measures. The performance multiple for each measure is zero if performance is below the bottom of the range and varies from 35% at the low end of the performance range to a maximum of 200% at the top end of the range. The Committee believes the top of each range represented extraordinary performance in light of the goals established for the year and expected economic conditions, and the bottom of each range represented disappointing performance. The 70% of an executive’s target bonus that is tied to these measures generally cannot be achieved unless there is meaningful growth across the four financial measures on a weighted basis.

The following table shows actual performance in fiscal 2012 and the target ranges chosen by the Committee for fiscal 2013 (dollars in millions except per share amounts):

	Fiscal 2012	Fiscal 2013
	Actual	Target Range
Segment Operating Income*	$9,964	$9,035-$11,773
Adjusted earnings per share*	$3.07	$2.69-$3.72
After-tax free cash flow**	$4,769	$3,286-$8,664
Return on Invested Capital***	10.4%	8.6%-11.3%

*	For purposes of the annual performance-based bonuses, “segment operating income” and “adjusted earnings per share” are calculated as set forth in Annex B.
**	For purposes of the annual performance-based bonuses, “after-tax free cash flow” was defined as cash provided by operations less investments in parks, resorts and other properties, all on an equity basis (i.e., including Euro Disney, Hong Kong Disneyland and Shanghai Disney Resort on a basis that reflects actual ownership percentage rather than on a consolidated basis).
***	For purposes of the annual performance-based bonuses “return on invested capital” was defined as the aggregate segment operating income less corporate and unallocated shared expenses and income tax expense, divided by average net assets (including net goodwill) invested in operations, all on an equity basis (i.e., including Euro Disney, Hong Kong Disneyland and Shanghai Disney Resort on a basis that reflects actual ownership percentage rather than on a consolidated basis).

     Other Performance Factors

The Committee also established other performance factors for fiscal 2013 in November 2012. The Committee established the following factors based on the recommendation of Mr. Iger and the strategic objectives of the Company:

  Foster quality, creativity and innovation in how we create, market and distribute all of our products
  Drive long-term growth internationally, particularly through recent acquisitions and initiatives
  Manage efficiency across all areas of spending
  Invest in our people including an emphasis on diversity, leadership and improved communications

Evaluating Performance

After the fiscal year ended, the Compensation Committee reviewed overall performance of the Company. The Company delivered strong financial performance in fiscal 2013, while achieving record revenue, net income and earnings per share for the third year in a row. The Company also delivered strong shareholder returns in fiscal 2013 as measured for the one, three and five-year periods. Data detailing this performance is set forth in the proxy statement summary beginning on page 1.

The strong performance was reflected in our performance against each of the four financial measures used to determine 70% of each named executive officer’s bonus award.

  Segment operating income grew 7.6%
  Adjusted earnings per share grew 10.4%
  After-tax free cash flow grew 57.7%
  Return on invested capital grew by 10 basis points to 10.5%

Under the aggressive performance ranges that the Committee had set for the year, that strong performance was insufficient to generate a performance factor of 100% on two of the measures, but taking all four measures into account yielded a weighted financial performance factor of 112%.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	29

The following chart shows actual performance with respect to each of these measures relative to the ranges established at the beginning of the fiscal year and the resulting performance factor used in calculating the aggregate financial performance goal multiple. (Dollars in millions except per share amounts.)

In comparing actual performance for fiscal 2013 to the performance ranges, the Compensation Committee excluded the impacts of gains on the sales of businesses, tax benefits related to prior year earnings, a litigation charge, restructuring and impairment charges and a charge related to equity redemption at a joint venture.

The Committee also evaluated performance of each executive officer against the other performance factors established at the beginning of the year. While these were based on the individual factors for each executive discussed below, the evaluations were against the backdrop of the Company’s overall strong performance and continued focus on the Company’s long-term strategy to develop quality entertainment, respond to technological change and promote growth of our international business.

Individual Compensation Decisions

The following table summarizes compensation decisions made by the Committee with respect to each of the named executive officers. The Committee established the calendar year salary for each named executive officer early in the fiscal year. The final bonus award was calculated after the fiscal year ended using the financial performance factor of 112% described above and the other performance factors determined by the Committee described below applied to the target bonus opportunity for that executive, which was established by the Committee early in the fiscal year. The dollar value of the equity award was determined early in the fiscal year.

	Salary	Performance-Based Bonus				Equity Awards
			Financial	Other			Target	Time-
	Calendar		Performance	Performance	Award		Performance	Based
	2013 Salary	Target	Factor*	Factor**	Amount	Dollar Value	Units	Units***	Options*
Robert A. Iger	$2,500,000	$12,000,000	112%	115%	$13,570,000	$16,956,511	165,301	—	685,550
James A. Rasulo	$1,700,000	$3,400,000	112%	115%	$3,850,000	$5,100,000	29,831	29,831	164,954
Alan N. Braverman	$1,300,000	$2,600,000	112%	115%	$2,950,000	$2,600,000	15,208	15,208	84,095
Kevin A. Mayer	$900,000	$1,125,000	112%	115%	$1,275,000	$1,800,000	10,529	10,529	58,219
						$300,000	—	5,335	—
M. Jayne Parker	$700,000	$875,000	112%	115%	$990,000	$1,400,000	8,189	8,189	45,282

*	Multiplied by 70% of the target amount.
**	Multiplied by 30% of the target amount.
***	The number of restricted stock units and options was calculated from the dollar value of the award as described in the table on page 31.

Executive Compensation

The compensation set forth above and described below differs from the total compensation reported in the Summary Compensation Table as follows:

  The dollar value of equity awards differs from the aggregate dollar value for equity awards reported in the Summary Compensation Table and the Fiscal 2013 Grants of Plan Based Awards Table because the dollar value reported in this table for performance-based restricted stock units is equal to the grant-date share price multiplied by the number of target shares granted. This amount is less than the amount reported in the other tables, which report the value used for accounting purposes, because the accounting cost is adjusted for the probability that strong performance will increase the number of units vesting over the target number of units. The Committee generally uses the dollar value included in the table to determine awards because employment agreement provisions regarding equity awards are based on this value.
  The compensation set forth above does not include the change in pension value and nonqualified deferred compensation earnings as the change in pension value does not reflect decisions made by the Committee during the fiscal year.
  The compensation set forth above does not include perquisites and benefits and other compensation as these matters are determined by contract and do not reflect decisions made by the Committee during the fiscal year.

The Committee’s determination on each of these matters was based on the recommendation of Mr. Iger (except in the case of his own compensation), the parameters established by each executive’s employment agreement and the factors described below. In addition, in determining equity awards, the Committee considered its overall long-term incentive guidelines for all executives, which attempt to balance, in the context of the competitive market for executive talent, the benefits of incentive compensation tied to performance of the Company’s common stock with the dilutive effect of equity compensation awards.

Mr. Iger

Salary	Mr. Iger’s 2013 salary was unchanged from his 2012 salary and is equal to the amount set in his employment agreement.
Performance- based Bonus

Target Bonus
Mr. Iger’s fiscal 2013 target bonus amount was unchanged from fiscal 2012 and is equal to the amount set in his employment agreement

Other Performance Factor
The Committee applied a factor of 115% with respect to other performance factors for Mr. Iger in fiscal 2013 compared to a factor of 150% in fiscal 2012, when the factor was affected by the acquisition of Lucasfilm and the culmination of a number of strategic milestones including the opening of Cars Land at California Adventure, expansion at Hong Kong Disneyland, the launch of the second new cruise ship, and the strong box office results for Marvel’s The Avengers. The determination this year reflected the Committee’s assessment of Mr. Iger’s strong leadership and vision in achieving strong overall financial performance while driving the Company toward the attainment of long-term goals including:

  the development of quality entertainment such as continued expansion of Fantasyland at Walt Disney World, market leadership in morning news with Good Morning America and children’s programing with Disney Junior;
  responding to technological change in the delivery and consumption of entertainment;
  international expansion including the development of Shanghai Disney Resort and completion of an expansion of Hong Kong Disneyland;
  continued progress on diversity and inclusion initiatives including a nationally recognized initiative for hiring veterans and development of a strategy for reaching the US Hispanic population; and
  restructuring and integrating Lucasfilm and strategically aligning the organizational model to leverage talent capabilities.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	31

Equity Award Value

The Committee determined that the accounting cost of the equity award to Mr. Iger should be unchanged from the accounting cost of the award Mr. Iger received in fiscal 2012. The equity award value of $16,965,511 is the value (using the stock price on the equity award date of the target number of performance units to calculate the value) of an award that has an accounting cost equal to the accounting cost of the award Mr. Iger received in fiscal 2012.

Mr. Iger’s employment agreement provides that restricted stock units awarded after October 2, 2011, will have the performance test for units awarded in fiscal 2012 unless the Committee revises the test in a way that does not materially diminish the value of the grant to Mr. Iger or the opportunity for such awards to become vested. Although the Committee established a new performance test in November 2012 that diminishes the opportunity for such awards to vest, Mr. Iger voluntarily agreed to accept awards that are subject to the newly established performance test. As discussed in last year’s proxy statement, the Committee separately determined that the value of the awards to Mr. Iger in fiscal 2013 and 2014 would be adjusted to provide an equivalent probability of vesting as measured by the accounting cost of his awards such that the accounting cost of awards would be equivalent to the cost of awards under the test that was in effect for fiscal 2012.

Mr. Rasulo

Salary	The Committee increased Mr. Rasulo’s 2013 salary by 13% to $1,700,000 to reflect changes in the market for executive talent and his continued outstanding performance.
Performance- based Bonus

Target Bonus
Mr. Rasulo’s target bonus for fiscal 2013 is equal to two times his fiscal year end salary, as set forth in his employment agreement.

Other Performance Factor
The Committee applied a factor of 115% with respect to other performance factors for Mr. Rasulo in fiscal 2013 compared to a factor of 145% in fiscal 2012. The determination this year reflected Mr. Iger’s recommendation and Mr. Rasulo’s accomplishments during the year including:

  Mr. Rasulo led an efficiency project to reduce selling, general and administrative expenses that achieved significant cost reductions in fiscal 2013 and is expected to lead to additional cost reductions in fiscal 2014;
  Mr. Rasulo reorganized and consolidated multiple corporate functions including supply chain management, controllership and corporate tax;
  Mr. Rasulo supported multiple domestic and international acquisitions including Lucasfilm and television operations in Russia, Germany and Asia;
  Mr. Rasulo initiated transactions to expand the distribution and reach of Disney Store Online; and
  Corporate Citizenship gained continued recognition for the Company’s corporate reputation including recognition as first in corporate social responsibility reputation in a survey published by Forbes Magazine.

Equity Award Value	The equity award value for Mr. Rasulo is equal to three times his expected fiscal year end salary, as set forth in his employment agreement.

Executive Compensation

Mr. Braverman

Salary	The Committee increased Mr. Braverman’s 2013 salary by 5% to $1,300,000 to reflect changes in the market for executive talent and his continued outstanding performance.
Performance- based Bonus

Target Bonus
Mr. Braverman’s target bonus for fiscal 2013 is equal to two times his fiscal year end salary, as set forth in his employment agreement.

Other Performance Factor
The Committee applied a factor of 115% with respect to other performance factors for Mr. Braverman in fiscal 2013 compared to a factor of 145% in fiscal 2012. The determination this year reflected Mr. Iger’s recommendation and Mr. Braverman’s accomplishments during the year including:

  Mr. Braverman led the development of the Company’s legal position on a number of significant litigation matters involving intellectual property, contract and antitrust matters;
  Mr. Braverman continued to lead the development of appropriate privacy protections including input into the development of the FTC’s framework for new rules under the Children’s Online Privacy Protection Act, assisting business units in implementation of the rules, and input on similar policies in the European Union;
  Mr. Braverman led input into policies regarding potential rules surrounding cross-border flow of data over the Internet and implications for piracy; and
  Mr. Braverman continued to evolve the legal organization including expanding diversity in the department through new hires.

Equity Award Value	The equity award value for Mr. Braverman is equal to two times his expected fiscal year end salary, as set forth in his employment agreement.

Mr. Mayer

Salary

The Committee increased Mr. Mayer’s salary by 17% to $900,000, the amount provided in his new employment agreement, to reflect changes in the market for executive talent and his continued outstanding performance.

Performance- based Bonus

Target Bonus
Mr. Mayer’s target bonus for fiscal 2013 is equal to 1.25 times his fiscal year end salary, as set forth in his employment agreement.

Other Performance Factor
The Committee applied a factor of 115% with respect to other performance factors for Mr. Mayer in fiscal 2013 compared to a factor of 145% in fiscal 2012. The determination this year reflected Mr. Iger’s recommendation and Mr. Mayer’s accomplishments during the year including:

  Mr. Mayer successfully completed a number of important acquisitions (including Lucasfilm and television operations in Russia, Germany and Asia), dispositions (including ESPN’s United Kingdom operations and Hyperion Books) and joint ventures (Hulu);
  Mr. Mayer partnered with business units in development of strategic growth plans;
  Mr. Mayer negotiated the licensing of Star Wars intellectual property for game development and led initiatives to advance brand recognition and franchise development for the Disney and Marvel brands; and
  Mr. Mayer continued the implementation of a customer relationship management strategy and expanded direct marketing activities.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	33

Equity Award Value

The annual equity award value for Mr. Mayer is equal to two times his expected fiscal year end salary, as set forth in his employment agreement.

In addition, the Committee made a special award of time-based restricted stock units to Mr. Mayer following the completion of the Lucasfilm acquisition on the recommendation of Mr. Iger and to reflect the exceptional efforts of Mr. Mayer in the negotiation and completion of this acquisition.

Ms. Parker

Salary

The Committee increased Ms. Parker’s salary by 8% to $700,000, the amount provided in her new employment agreement, to reflect changes in the market for executive talent and her continued outstanding performance.

Performance- based Bonus

Target Bonus
Ms. Parker’s target bonus for fiscal 2013 is equal to 1.25 times her fiscal year end salary, as set forth in her employment agreement.

Other Performance Factor
The Committee applied a factor of 115% with respect to other performance factors for Ms. Parker in fiscal 2013 compared to a factor of 145% in fiscal 2012. The determination this year reflected Mr. Iger’s recommendation and Ms. Parker’s accomplishments during the year including:

  Ms. Parker continued to lead development of an efficient and effective human relations operating model including development of centers of excellence in talent acquisition and development of a shared services model for human relations functions;
  Ms. Parker continued to lead diversity and inclusion initiatives including improvements in diversity at the executive level, expanded hiring of veterans, launch of a global women and workplace initiative, and launch of an enterprise-wide Hispanic initiative;
  Ms. Parker led an initiative to harmonize compensation and benefit programs across the Company to promote efficient movement of talent within the Company; and
  Ms. Parker led the implementation of health care changes for the Company designed to provide competitive medical plan options, improve health care services and promote health and wellness programs for employees while reducing the rate of cost increases.

Equity Award Value	The equity award value for Ms. Parker is equal to two times her expected fiscal year end salary, as set forth in her employment agreement.

Compensation Committee Report

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and
(2)	based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2013 Annual Meeting of shareholders.

Members of the Compensation Committee

Susan E. Arnold (Chair)
John S. Chen
Fred H. Langhammer
Aylwin B. Lewis

Executive Compensation

Compensation Tables

Fiscal 2013 Summary Compensation Table

The following table provides information concerning the total compensation earned in fiscal 2011, fiscal 2012 and fiscal 2013 by the chief executive officer, the chief financial officer and the three other persons serving as executive officers at the end of fiscal 2013 who were the most highly compensated executive officers of the Company in fiscal 2013. These five officers are referred to as the named executive officers or NEOs in this proxy statement. Information regarding the amounts in each column follows the table.

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
	Fiscal		Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Awards[1]	Awards	Compensation	Earnings[2]	Compensation	Total
Robert A. Iger Chairman and Chief Executive Officer	2013	$2,500,000	$8,804,278	$8,478,239	$13,570,000	$—	$968,538	$34,321,055
	2012	2,500,000	9,532,500	7,750,008	16,520,000	3,124,640	800,700	40,227,848
	2011	2,000,000	8,100,073	4,800,008	15,500,000	2,071,385	962,932	33,434,398
James A. Rasulo Senior Executive Vice President and Chief Financial Officer	2013	1,649,231	3,118,894	2,039,996	3,850,000	—	37,912	10,696,033
	2012	1,487,500	3,010,525	1,800,010	4,075,000	1,791,533	32,548	12,197,116
	2011	1,436,538	2,936,333	1,740,007	3,750,000	1,190,059	21,205	11,074,142
Alan N. Braverman Senior Executive Vice President, General Counsel and Secretary	2013	1,284,769	1,590,028	1,040,008	2,950,000	—	58,632	6,923,437
	2012	1,230,000	1,672,514	1,000,003	3,370,000	970,913	56,328	8,299,758
	2011	1,186,538	1,620,086	960,004	3,100,000	853,475	73,102	7,793,205
Kevin A. Mayer Executive Vice President, Corporate Strategy and, Business Development	2013	866,785	1,400,869	719,998	1,275,000	—	31,738	4,294,390
	2012	763,552	1,010,249	604,001	1,307,000	486,821	35,517	4,207,140
	2011	740,894	1,019,278	604,005	1,207,000	313,052	20,085	3,904,314
M. Jayne Parker Executive Vice President and Chief Human Resources Officer	2013	687,308	856,177	560,005	990,000	—	40,425	3,133,915
	2012	643,750	936,625	560,005	1,105,000	705,057	38,680	3,989,117
	2011	625,000	911,337	540,002	1,010,000	441,259	38,205	3,565,803

[1]	Stock awards for each fiscal year include awards subject to performance conditions that were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date stock award values would be as follows:

Fiscal Year	Mr. Iger	Mr. Rasulo	Mr. Braverman	Mr. Mayer	Ms. Parker
2013	$12,717,432	$3,825,080	$1,950,046	$1,650,121	$1,050,035
2012	11,625,000	3,375,028	1,875,015	1,132,566	1,050,028
2011	9,000,082	3,262,593	1,800,096	1,132,531	1,012,597

[2]	As described more fully under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below, the changes in pension value in fiscal 2011 and fiscal 2012 were driven largely by changes in the discount rate applied to calculate the present value of future pension payments. In fiscal 2013, an increase in the discount rate caused the change in the pension value to be negative for each of the named executive officers. The changes in pension value were $(531,988), $(309,208), $(164,742), $(138,062) and $(49,723) for Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker, respectively.

Salary. This column sets forth the base salary earned during each fiscal year, none of which was deferred.

Stock Awards. This column sets forth the grant date fair value of the restricted stock unit awards granted to the named executive officers during each fiscal year as part of the Company’s long-term incentive compensation program. The grant date fair value of these awards was calculated by multiplying the number of units awarded by the average of the high and low trading price of the

Company’s common stock on the grant date, subject to valuation adjustments for restricted stock unit awards subject to performance-based vesting conditions other than the test to assure deductibility under Section 162(m) of the Internal Revenue Code. The valuation adjustments, which reflect the fact that the number of shares received on vesting varies based on the level of performance achieved, were determined using a Monte Carlo simulation that determines the probability that the performance targets will be achieved. The grant date fair

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	35

value of the restricted stock unit awards granted during fiscal 2013 is also included in the Fiscal 2013 Grants of Plan Based Awards table on page 37.

Option Awards. This column sets forth the grant date fair value of options to purchase shares of the Company’s common stock granted to the named executive officers during each fiscal year. The grant-date fair value of these options was calculated using the binomial option pricing model. The assumptions used in estimating the fair value of these options are set forth in footnote 12 to the Company’s Audited Financial Statements for fiscal 2013. The grant date fair value of the options granted during fiscal 2013 is also included in the Fiscal 2013 Grants of Plan Based Awards table on page 37.

Non-Equity Incentive Plan Compensation. This column sets forth the amount of compensation earned by the named executive officers under the Company’s annual performance-based bonus program during each fiscal year. A description of the Company’s annual performance-based bonus program is included in the discussion of “2013 Total Direct Compensation” in the “Executive Compensation Program Structure” section, and the determination of performance-based bonuses for fiscal 2013 is described in the “2013 Compensation Decisions” section, of the Compensation Discussion and Analysis, beginning on page 19.

Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column reflects the aggregate change in the actuarial present value of each named executive officer’s accumulated benefits under all defined benefit plans, including supplemental plans, during each fiscal year. The amounts reported in this column vary with a number of factors, including the discount rate applied to determine the value of future payment streams. As a result of a reduction in prevailing interest rates in the credit markets since late 2008, the discount rate used pursuant to pension accounting rules to calculate the present value of future payments decreased from 4.75% for fiscal 2011 to 3.85% for fiscal 2012 driving the substantial increases in the present value of future payments reported for fiscal 2011 and fiscal 2012. The discount rate increased in fiscal 2013, which drove the decline for that year noted in the footnote to the table. Neither the increase nor the decrease in pension value resulting from changes in the discount rate results in any increase or decrease in benefits payable to participants under the plan.

None of the named executive officers was credited with earnings on deferred compensation other than Mr. Iger, whose earnings on deferred compensation, which are disclosed below under “Deferred Compensation,” were not payable at above market rates and therefore are not reported in this column.

All Other Compensation. This column sets forth all of the compensation for each fiscal year that we could not properly report in any other column of the table, including:

  the incremental cost to the Company of perquisites and other personal benefits;
  the amount of Company contributions to employee savings plans;
  the dollar value of insurance premiums paid by the Company with respect to excess liability insurance for the named executive officers; and
  the dollar amount of matching charitable contributions made to charities pursuant to the Company’s charitable gift matching program, which is available to all regular US employees with at least one year of service.

The dollar amount of matching charitable contributions was $15,000, $16,000, $2,000 and $11,500 for Mr. Iger, Mr. Rasulo, Mr. Braverman and Mr. Mayer, respectively.

In accordance with the SEC’s interpretations of its rules, this column also sets forth the incremental cost to the Company of certain items that are provided to the named executive officers for business purposes but which may not be considered integrally related to his or her duties.

The following table sets forth the incremental cost to the Company of each perquisite and other personal benefit that exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a named executive officer in fiscal 2013.

	Personal Air
	Travel	Security	Other	Total
Robert A. Iger	$332,808	$584,075	$30,730	$947,613
James A. Rasulo	—	—	15,801	15,801
Alan N. Braverman	—	—	50,721	50,721
Kevin A. Mayer	—	—	14,745	14,745
M. Jayne Parker	—	—	34,556	34,556

The incremental cost to the Company of the items specified above was determined as follows:

  Personal air travel: the actual catering costs, landing and ramp fees, fuel costs and lodging costs incurred by flight crew plus a per hour charge based on the average hourly maintenance costs for the aircraft during the year for flights that were purely personal in nature, and a pro rata portion of catering costs where personal guests accompanied a named executive officer on flights that were business in nature. Where a personal flight coincided with the

Executive Compensation

repositioning of an aircraft following a business flight, only the incremental costs of the flight compared to an immediate repositioning of the aircraft are included. As noted on page 24, above, Mr. Iger is required for security reasons to use corporate aircraft for all of his personal travel.
  Security: the actual costs incurred by the Company for providing security equipment and services.

The “Other” column in the table above includes, to the extent a named executive officer elected to receive any of these benefits, the incremental cost to the Company of the vehicle benefit, personal air travel where the cost to the

Company was less than $25,000, reimbursement of up to $450 for health club membership or exercise equipment and reimbursement of expenses for financial consulting.

The named executive officers also were eligible to receive the other benefits described in the Compensation Discussion and Analysis under the discussion of “Benefits and Perquisites” in the “Compensation Program Elements” section, which involved no incremental cost to the Company or are offered through group life, health or medical reimbursement plans that are available generally to all of the Company’s salaried employees.

Fiscal 2013 Grants of Plan Based Awards Table

The following table provides information concerning the range of awards available to the named executive officers under the Company’s annual performance-based bonus program for fiscal 2013 and information concerning the option grants and restricted stock unit awards made to the named executive officers during fiscal 2013. Additional information regarding the amounts reported in each column follows the table.

			Estimated Possible			Estimated Future Payouts
			Payouts Under Non-Equity			Under Equity
			Incentive Plan Awards			Incentive Plan Awards
									All Other		Grant
									Option		Date	Grant
									Awards:	Exercise	Closing	Date Fair
									Number of	or Base	Price of	Value of
									Securities	Price of	Shares	Stock and
		Grant							Underlying	Option	Underlying	Option
		Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Options	Awards
		1/16/13							685,550	$51.29	$51.53	$8,478,239
Robert A. Iger		1/16/13				82,650	165,301	247,951				8,804,278	[1]
			$4,200,000	$12,000,000	$24,000,000
James A. Rasulo		1/16/13							164,954	$51.29	$51.53	$2,039,996
	(A)	1/16/13					29,831					1,530,032
	(B)	1/16/13				14,915	29,831	44,746				1,588,862	[1]
			$1,190,000	$3,400,000	$6,800,000
Alan N. Braverman		1/16/13							84,095	$51.29	$51.53	$1,040,008
	(A)	1/16/13					15,208					780,018
	(B)	1/16/13				7,604	15,208	22,812				810,010	[1]
			$910,000	$2,600,000	$5,200,000
		1/16/13							58,219	$51.29	$51.53	$719,998
	(A)	1/16/13					10,529					540,032
Kevin A. Mayer	(B)	1/16/13				5,264	10,529	15,793				560,797	[1]
	(C)	3/5/13					5,335					300,040
			$393,750	$1,125,000	$2,250,000
M. Jayne Parker		1/16/13							45,282	$51.29	$51.53	$560,005
	(A)	1/16/13					8,189					420,014
	(B)	1/16/13				4,094	8,189	12,283				436,163	[1]
			$306,250	$875,000	$1,750,000

[1]	Stock awards for fiscal 2013 subject to performance conditions in addition to the test to assure deductibility under Section 162(m) were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date fair values for performance-based stock awards made in fiscal 2013 would be $12,717,432, $2,295,048, $1,170,027, $810,049 and $630,021 for Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker, respectively.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	37

Grant date. The Compensation Committee made the annual grant of stock options and restricted stock unit awards for fiscal 2013 on January 16, 2013, and made an additional award to Mr. Mayer on March 5, 2013. The Compensation Committee approved awards under the annual performance-based bonus program on December 3, 2013.

Estimated Possible Payouts Under Non-equity Incentive Plan Awards. As described in the Compensation Discussion and Analysis, the Compensation Committee sets the target bonus opportunity for the named executive officers at the beginning of the fiscal year under the Company’s annual performance-based bonus program and the Amended and Restated 2002 Executive Performance Plan, and the actual bonuses for the named executive officers may, except in special circumstances such as unusual challenges or extraordinary successes, range from 35% to 200% of the target level based on the Compensation Committee’s evaluation of financial and other performance factors for the fiscal year. The bonus amount may be zero, if actual performance is below the specified threshold level (including the Section 162(m) test), or less than the calculated amounts if the Compensation Committee otherwise decides to reduce the bonus. As addressed in the discussion of 2013 Compensation Decisions in the Compensation Discussion and Analysis, the employment agreements of Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker require that the target bonus opportunity used to calculate the bonus opportunity (but not the actual bonus awarded) be at least the amount specified in each agreement. This column shows the range of potential bonus payments for each named executive officer from the threshold to the maximum based on the target range set at the beginning of the fiscal year. The actual bonus amounts received for fiscal 2013 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Estimated Future Payouts Under Equity Incentive Plan Awards. This column sets forth the number of restricted stock units awarded to the named executive officers during fiscal 2013 that are subject to the test to assure eligibility for deduction under Section 162(m) and/or to performance tests as described below. These include units awarded to each of the named executive officers as part of the annual grant in January 2013. Each of Mr. Iger’s awards is subject to both the test to assure eligibility under Section 162(m) and the performance tests described below. The units in row A (and in the case of Mr. Mayer, Row C) for each of the other named executive officers are subject to the test to assure eligibility under Section 162(m) and the units in row B are subject to this test as well as the performance tests described below.

The vesting dates for all of the outstanding restricted stock unit awards held by the named executive officers as of the end of fiscal 2013 are set forth in the Fiscal 2013 Outstanding Equity Awards at Fiscal Year-end table below.

All units subject to only the Section 162(m) test (Row A and in the case of Mr. Mayer, Row C) vest if that test is met (plus any shares received as dividend equivalents prior to vesting), and none of the units vest if the test is not met. This amount is shown in the “target” column for Row A and in the case of Mr. Mayer, Row C.

In the case of units subject to the performance tests in addition to the Section 162(m) test (all of Mr. Iger’s units and the units in Row B for other named executive officers), none of the units vest if the Section 162(m) test is not met and units vest as follows if the Section 162(m) test is met.

Half of the units are subject to a total shareholder return test and half of the units are subject to an earnings per share test. For each half:

  None of the units related to a measure vest if the Company’s total shareholder return or earnings per share, respectively, is below the 25th percentile of the S&P 500 for that measure.
  If the Company’s total shareholder return or earnings per share, respectively, is at or above the 25th percentile of the S&P 500 for the related measure, the number of units related to that measure that vest will vary from 50% of the target number related to that measure (at the 25th percentile) to 150% of the target number related to that measure (at or above the 75th percentile) (in each case, plus dividend equivalent units)

For example, for the one-half of the grant subject to an earnings per share test, and the other half separately subject to a total shareholder return test, the total number of shares vesting would equal:

  the number in the “threshold” column if the Company is at the 25th percentile for each test;
  the number in the “target” column if the Company is at the 50th percentile for each test; and
  the number in the “maximum” column if the Company is at or exceeds the 75th percentile for each test (in each case, plus dividend equivalent units).

Executive Compensation

When dividends are distributed to shareholders, dividend equivalents are credited in an amount equal to the dollar amount of dividends on the number of units held on the dividend record date divided by the fair market value of the Company’s shares of common stock on the dividend distribution date. Dividend equivalents vest only when, if and to the extent that the underlying units vest.

All Other Option Awards: Number of Securities Underlying Options. This column sets forth the options to purchase shares of the Company’s common stock granted to the named executive officers as part of the annual grant in January 2013. The vesting dates for these options are set forth in the Fiscal 2013 Outstanding Equity Awards at Fiscal Year-End table below. These options are scheduled to expire ten years after the date of grant.

Exercise or Base Price of Option Awards; Grant Date Closing Price of Shares Underlying Options. These columns set forth the exercise price for each option grant and the closing price of the Company’s common stock on the date of grant. The exercise price is equal to the average of the high and low trading price on the grant date, which may be higher or lower than the closing price on the grant date.

Grant Date Fair Value of Stock and Option Awards. This column sets forth the grant date fair value of the stock and option awards granted during fiscal 2013 calculated in accordance with applicable accounting requirements. The grant date fair value of all restricted stock unit awards and options is determined as described on pages 35 and 36, above.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	39

Fiscal 2013 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning outstanding unexercised options and unvested restricted stock unit awards held by the named executive officers as of September 28, 2013. Additional information regarding the amounts reported in each column follows the table.

		Option Awards				Stock Awards
		Number of Securities
		Underlying				Equity Incentive Plan
		Unexercised Options				Awards
						Number	Market
						of	Value of
						Unearned	Unearned
						Units	Units
				Option	Option	That	That
	Grant			Exercise	Expiration	Have Not	Have Not
	Date	Exercisable	Unexercisable	Price	Date	Vested	Vested
	1/14/2009	480,000	—	$20.81	1/14/2016	—	—
	1/13/2010	349,183	116,395(A)	31.12	1/13/2020	27,913(B)	$1,819,648
Robert A. Iger	1/26/2011	218,839	218,840(C)	39.65	1/26/2021	187,216(D)	12,204,617
	1/18/2012	183,019	549,060(E)	38.75	1/18/2022	304,559(F)	19,854,174
	1/16/2013	—	685,550(G)	51.29	1/16/2023	247,952(H)	16,163,958
James A. Rasulo	1/13/2010	133,325	44,442(A)	$31.12	1/13/2020	10,658(B)	$694,795
	1/26/2011	79,329	79,330(C)	39.65	1/26/2021	67,866(D)	4,424,209
	1/18/2012	42,508	127,524(E)	38.75	1/18/2022	79,579(I)	5,187,728
	1/16/2013	—	164,954(G)	51.29	1/16/2023	74,578(J)	4,861,707
	1/13/2010	69,837	23,279(A)	$31.12	1/13/2020	5,583(B)	$363,956
	1/13/2010	—	—	—	—	26,433(K)	1,723,149
Alan N. Braverman	1/26/2011	43,768	43,768(C)	39.65	1/26/2021	37,446(D)	2,441,082
	1/18/2012	23,615	70,847(E)	38.75	1/18/2022	44,211(I)	2,882,093
	1/16/2013	—	84,095(G)	51.29	1/16/2023	38,020(J)	2,478,524
	1/13/2010	—	17,989(A)	$31.12	1/13/2020	4,314(B)	$281,230
	1/26/2011	—	27,538(C)	39.65	1/26/2021	23,559(D)	1,535,801
Kevin A. Mayer	1/18/2012	14,263	42,792(E)	38.75	1/18/2022	26,704(I)	1,740,832
	1/16/2013	—	58,219(G)	51.29	1/16/2023	26,323(J)	1,715,964
	3/5/2013	—	—	—	—	5,335(L)	347,789
M. Jayne Parker	1/9/2008	7,579	—	$29.90	1/9/2015	—	—
	1/14/2009	17,143	—	20.81	1/14/2016	—	—
	1/13/2010	38,093	12,698(A)	31.12	1/13/2020	3,045(B)	$198,504
	1/26/2011	24,619	24,620(C)	39.65	1/26/2021	21,064(D)	1,373,145
	1/18/2012	13,224	39,675(E)	38.75	1/18/2022	24,759(I)	1,614,010
	1/16/2013	—	45,282(G)	51.29	1/16/2023	20,473(J)	1,334,602

Number of Securities Underlying Unexercised Options: Exercisable and Unexercisable. These columns set forth, for each named executive officer and for each grant made to the officer, the number of shares of the Company’s common stock that can be acquired upon exercise of outstanding options. The vesting schedule for each option with unexercisable shares is shown under “Vesting Schedule,” below with options identified by the letter following the number of shares underlying options that are unexercisable. The vesting of options held by the named executive officers may be accelerated in the circumstances described under “Potential Payments and Rights on Termination or Change in Control,” below.

Number; Market Value of Unearned Units That Have Not Vested. These columns set forth the maximum number and market value, respectively, of shares of the Company’s common stock underlying each restricted stock unit award held by each named executive officer that is subject to performance-based vesting conditions

Executive Compensation

and/or the test to assure eligibility for deduction pursuant to Section 162(m), except that the number of units and market value for units granted January 26, 2011 are the actual amount that vested based on the satisfaction of the related performance test on December 26, 2013 (excluding dividend equivalent units accruing after September 28, 2013). The number of shares includes dividend equivalent units that have accrued for dividends payable through September 28, 2013. The market value is equal to the number of shares underlying the units multiplied by the closing market price of the Company’s common stock on Friday, September 27, 2013, the last trading day of the Company’s fiscal year. The vesting schedule and performance tests and/or the test to assure eligibility under Section 162(m) are shown in “Vesting Schedule,” below.

Vesting Schedule. The options reported above that are not yet exercisable and restricted stock unit awards that have not yet vested are scheduled to become exercisable and vest as set forth below.

     (A) Options granted January 13, 2010, the remaining unexercisable options are scheduled to become exercisable on January 13, 2014.
     (B) Restricted stock units granted January 13, 2010. The remaining units are scheduled to vest on January 13, 2014.
     (C) Options granted January 26, 2011: One half of the remaining unexercisable options are scheduled to become exercisable on each of January 26, 2014 and 2015.
     (D) Restricted stock units granted January 26, 2011 subject to performance tests. Approximately 13% of the remaining units are scheduled to vest on January 26, 2014 and 13% are scheduled to vest on January 26, 2015, subject to determination that the test to assure eligibility under Section 162(m) was satisfied. Approximately 75% of the units remaining are scheduled to vest on January 26, 2014, subject to satisfaction of a total shareholder return or earnings per share test, with the number of units vesting depending on the level at which the tests are satisfied. The amount shown is the maximum number of units that could vest.
     (E) Options granted January 18, 2012: One-third of the remaining unexercisable options are scheduled to become exercisable on each of January 18, 2014, 2015 and 2016.
     (F) Restricted stock units granted January 18, 2012: The units are scheduled to vest on January 18, 2015 subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of a total shareholder return and earnings per share test, with the number of units vesting depending on the level at which the tests are satisfied. The amount shown is the maximum number of units that could vest.
     (G) Options granted January 16, 2013: One-fourth of the remaining unexercisable options are scheduled to become exercisable on each of January 16, 2014, 2015, 2016 and 2017.
     (H) Restricted stock units granted January 16, 2013: The units are scheduled to vest on January 16, 2016 subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of a total shareholder return and earnings per share test, with the number of units vesting depending on the level at which the tests are satisfied. The amount shown is the maximum number of units that could vest.
     (I) Restricted stock units granted January 18, 2012 subject to performance tests. Approximately 11% of the remaining units vest on January 18, 2014, and 11% vest on each of January 18, 2015 and 2016, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied. Approximately 67% of the units remaining vest January 18, 2015 subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of a total shareholder return and earnings per share test, with the number of units vesting depending on the level at which the tests are satisfied. The amount shown is the maximum number of units that could vest.
     (J) Restricted stock units granted January 16, 2013 subject to performance tests. 10% of the remaining units vest on each of January 16, 2014, and 10% vest on each of January 16, 2015, 2016 and 2017, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied. 60% of the remaining units vest January 16, 2016 subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of a total shareholder return and earnings per share test, with the number of units vesting depending on the level at which the tests are satisfied. The amount shown is the maximum number of units that could vest.
     (K) Restricted stock units awarded to Mr. Braverman on January 13, 2010 pursuant to his employment agreement in connection with his assumption of new responsibilities. The remaining units are scheduled to vest on January 13, 2014.
     (L) Restricted stock units awarded to Mr. Mayer on March 5, 2013. 25% of the units are scheduled to vest on each of March 5, 2014, 2015, 2016 and 2017, subject to the test to assure eligibility under Section 162(m).

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	41

Fiscal 2013 Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of options and vesting of restricted stock unit awards held by the named executive officers during fiscal 2013.

	Option Awards		Stock Awards
	Number of	Value	Number of
	Shares	Realized	Shares	Value
	Acquired on	on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Robert A. Iger	2,000,000	$55,584,600	330,930	$16,841,835
James A. Rasulo	217,264	9,161,547	117,760	6,008,676
Alan N. Braverman	201,545	8,318,822	128,926	6,458,273
Kevin A. Mayer	101,635	2,826,557	54,955	2,797,559
M. Jayne Parker	13,200	276,906	29,268	1,496,756

The value realized on the exercise of options is equal to the amount per share at which the named executive officer sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the option times the number of shares acquired on exercise of the options. The value realized on the vesting of stock awards is equal to the closing market price of the Company’s common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Equity Compensation Plans

The following table summarizes information, as of September 28, 2013, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of the Company’s common stock may be granted from time to time.

	Number of securities				Number of securities
	to be issued				remaining available for
	upon exercise		Weighted-average		future issuance under
	of outstanding		exercise price of		equity compensation
	options,		outstanding options,		plans (excluding securities
	warrants and rights		warrants and rights		reflected in column (a))
Plan category	(a)		(b)		(c)
Equity compensation plans approved by security holders[1]	62,747,656	[2,3]	$37.06	[4]	112,917,820	[3,5]
Equity compensation plans not approved by security holders	—		—		—
Total	62,747,656	[2,3]	$37.06	[4]	112,917,820	[3,5]

[1]	These plans are the Company’s 2011 Stock Incentive Plan, The Walt Disney Company/Pixar 1995 Stock Plan, and The Walt Disney Company/Pixar 2004 Equity Incentive Plan (Disney/Pixar Plans were assumed by the Company in connection with the acquisition of Pixar).
[2]	Includes an aggregate of 21,621,208 restricted stock units and performance-based restricted stock units. Also includes options to purchase an aggregate of 4,971,537 shares, at a weighted average exercise price of $26.70 and 191,096 restricted stock units, in each case granted under plans assumed by the Company in connection with the acquisition of Pixar, which plans were approved by the shareholders of Pixar prior to the Company’s acquisition.
[3]	Assumes shares issued upon vesting of performance based units vest at 100% of target number of units. Actual number of shares issued on vesting of performance units could be zero to 150% of the target number of units.
[4]	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.
[5]	Includes 566,019 securities available for future issuance under plans assumed by the Company in connection with the acquisition of Pixar, which plans were approved by the shareholders of Pixar prior to the Company’s acquisition. Assumes all awards are made in the form of options. Each award of one restricted stock unit under the 2011 Stock Incentive Plan reduces the number of shares available under the plan by two, so the number of securities available for issuance will be smaller to the extent awards are made as restricted stock units.

Executive Compensation

Pension Benefits

The Company maintains a tax-qualified, noncontributory retirement plan, called the Disney Salaried Pension Plan D (formerly known as the Disney Salaried Retirement Plan), for salaried employees who commenced employment before January 1, 2012 and who have completed one year of service. Benefits are based on a percentage of total average monthly compensation multiplied by years of credited service. For service years after 2012, average monthly compensation includes overtime, commission and regular bonus and is calculated based on the highest five consecutive years of compensation during the ten-year period prior to termination or retirement, whichever is earlier. For service years prior to 2012, average monthly compensation considers only base salary, benefits were based on a somewhat higher percentage of average monthly compensation, and benefits included a flat dollar amount based solely on years and hours of service. Retirement benefits are non-forfeitable after three years of vesting service (five years of vesting service prior to 2012) or at age 65 after one year of service. Actuarially reduced benefits are paid to participants whose benefits are non-forfeitable and who retire before age 65 but on or after age 55.

In calendar year 2013, the maximum compensation limit under a tax-qualified plan was $255,000 and the maximum annual benefit that may be accrued under a tax-qualified defined benefit plan was $205,000. To provide additional retirement benefits for key salaried employees, the Company maintains a supplemental nonqualified, unfunded plan, the Amended and Restated Key Plan, which provides retirement benefits in excess of the compensation limitations and maximum benefit accruals under tax-qualified plans. Under this plan, benefits are calculated in the same manner as under the Disney Salaried Pension Plan D, including the differences in benefit determination for years before and after January 1, 2012, described above, except as follows:

  starting on January 1, 2017, average annual compensation used for calculating benefits under the plans for any participant will be capped at the greater of $1,000,000 and the participant’s average annual compensation determined as of January 1, 2017;
  benefits for named executive officers are limited to the amount the executive officer would have received had the plan in effect prior to its January 1, 2012 amendment continued without change; and
  deferred amounts of base salary for years prior to 2006 and equity compensation paid in lieu of bonus are recognized for purposes of determining applicable retirement benefits.

Company employees (including two of the named executive officers) who transferred to the Company from ABC, Inc. after the Company’s acquisition of ABC are also eligible to receive benefits under the Disney Salaried Pension Plan A (formerly known as the ABC, Inc. Retirement Plan) and a Benefits Equalization Plan which, like the Amended and Restated Key Plan, provides eligible participants retirement benefits in excess of the compensation limits and maximum benefit accruals that apply to tax-qualified plans. A term of the 1995 purchase agreement between ABC, Inc. and the Company provides that employees transferring employment to coverage under a Disney pension plan will receive an additional benefit under Disney plans equal to (a) the amount the employee would receive under the Disney pension plans if all of his or her ABC service were counted under the Disney pension less (b) the combined benefits he or she receives under the ABC plan (for service prior to the transfer) and the Disney plan (for service after the transfer). Both Mr. Iger and Mr. Braverman transferred from ABC, and each receives a pension benefit under the Disney plans to bring his total benefit up to the amount he would have received if all his years of service had been credited under the Disney plans. (The effect of these benefits is reflected in the present value of benefits under the Disney plans in the table below.)

As of the end of fiscal 2013, Mr. Iger and Mr. Rasulo were eligible for early retirement and Mr. Braverman was eligible for retirement. The early retirement reduction is 50% at age 55, decreasing to 0% at age 65.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	43

Fiscal 2013 Pension Benefits Table

The following table sets forth the present value of the accumulated pension benefits that each named executive officer is eligible to receive under each of the plans described above.

		Number of
		Years of	Present Value of
		Credited	Accumulated
		Service at	Benefit at
Name	Plan Name	Fiscal Year End	Fiscal Year End
	Disney Salaried Pension Plan D	14		$943,448
	Disney Amended and Restated Key Plan	14		7,364,110
Robert A. Iger	Disney Salaried Pension Plan A	25		934,257
	Benefit Equalization Plan of ABC, Inc.	25		7,375,954
			Total	$16,617,769
	Disney Salaried Pension Plan D	28		$1,146,917
James A. Rasulo	Disney Amended and Restated Key Plan	28		5,380,463
			Total	$6,527,380
	Disney Salaried Pension Plan D	11		$886,021
	Disney Amended and Restated Key Plan	11		2,883,595
Alan N. Braverman	Disney Salaried Pension Plan A	9		250,684
	Benefit Equalization Plan of ABC, Inc.	9		1,397,628
			Total	$5,417,928
	Disney Salaried Pension Plan D	16		$482,260
Kevin A. Mayer	Disney Amended and Restated Key Plan	16		987,874
			Total	$1,470,134
	Disney Salaried Pension Plan D	25		$827,552
M. Jayne Parker	Disney Amended and Restated Key Plan	25		1,075,270
			Total	$1,902,822

These present values assume that each named executive officer retires at age 65 for purposes of the Disney Salaried Pension Plan D and the Amended and Restated Key Plan and age 62 for purposes of the Disney Salaried Pension Plan A, and the Amended and Restated Benefit Equalization Plan of ABC, Inc. Age 65 is the normal retirement age under each of the plans and is also the age at which unreduced benefits are payable, except the earliest age at which unreduced benefits are payable under the ABC plans is age 62 for service years prior to 2012. The values also assume straight life-annuity payment for an unmarried participant. Participants may elect other actuarially reduced forms of payment, such as joint and survivor benefits and payment of benefits for a period certain irrespective of the death of the participant. The present values were calculated using the 5.00% discount rate assumption set forth in footnote 10 to the Company’s Audited Financial Statements for fiscal 2013 and using actuarial factors including RP2000 white collar combined mortality table projected 20 years for males and females. The present values reported in the table are not available as lump sum payment under the plans.

Fiscal 2013 Nonqualified Deferred
Compensation Table

The Company does not currently permit the deferral of current compensation of any named executive officer on a basis that is not tax qualified, but from 2000 through 2005, $500,000 per year of Mr. Iger’s annual base salary was deferred. The following table sets forth the earnings on the deferred amount in fiscal 2013 and the aggregate balance of Mr. Iger’s deferral account, including accumulated earnings, as of September 28, 2013.

Aggregate	Aggregate
Earnings	Balance at
in Last	Last Fiscal
Fiscal Year	Year End
$42,225	$3,930,967

Mr. Iger’s employment agreement provides that the deferred compensation will be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no later than 30 days after he is no longer

Executive Compensation

subject to the provisions of Section 162(m) of the Internal Revenue Code (or at such later date as is necessary to avoid the imposition of an additional tax on Mr. Iger under Section 409A of the Internal Revenue Code). The interest rate is adjusted annually in March and the weighted average interest rate for fiscal 2013 was 1.09%. There were no additions during the fiscal year to the deferred amount by either the Company or Mr. Iger other than these earnings and no withdrawals during the fiscal year. Because the earnings accrued during fiscal 2013 and previous fiscal years were not “above market” or preferential, these amounts are not reported in the Fiscal 2013 Summary Compensation Table.

Potential Payments and Rights on
Termination or Change in Control

Our named executive officers may receive compensation in connection with termination of their employment. This compensation is payable pursuant to (a) the terms of compensation plans applicable by their terms to all participating employees and (b) the terms of employment agreements with each of our named executive officers.

The termination provisions serve a variety of purposes including: providing the benefits of equity incentive plans to the executive and his or her family in case of death or disability; defining when the executive may be terminated with cause and receive no further compensation; and clearly defining rights in the event of a termination in other circumstances.

The termination provisions are designed to further align the executives’ interests with long-term shareholder growth because bonus payments and equity awards are in most cases subject to the same performance measures that apply if there had been no termination. (The performance measures do not apply to vesting of restricted stock unit awards when termination is due to death or disability, and the test to assure deductibility under Section 162(m) does not apply if it is not necessary to preserve deductibility.)

The availability, nature and amount of compensation on termination differ depending on whether employment terminates because of:

  death or disability;
  the Company’s termination of the executive pursuant to the Company’s termination right or the executive’s decision to terminate because of action the Company takes or fails to take;
  the Company’s termination of the executive for cause; or
  expiration of an employment agreement, retirement or other voluntary termination.

The compensation that each of our named executive officers may receive under each of these termination circumstances is described below.

It is important to note that the amounts of compensation set forth below are based on the specific assumptions noted and do not predict the actual compensation that our named executive officers would receive. Actual compensation received would be a function of a number of factors that are unknowable at this time, including: the date of the executive’s termination of employment; the executive’s base salary at the time of termination; the executive’s age and service with the Company at the time of termination; and, because many elements of the compensation are performance-based pursuant to the Company’s compensation philosophy described in Compensation Discussion and Analysis, above, the future performance of the Company. Moreover, the option and restricted stock unit acceleration amounts in case of a termination without cause or by the executive for good reason assume immediate acceleration, which is not the case in the absence of a change in control. Rather, options and units continue to vest over time (and subject to applicable performance conditions). In addition, although the descriptions and amounts below are based on existing agreements, in connection with a particular termination of employment the Company and the named executive officer may mutually agree on severance terms that vary from those provided in his or her pre-existing agreement.

In each of the circumstances described below, our named executive officers are eligible to receive earned, unpaid salary through the date of termination and benefits that are unconditionally accrued as of the date of termination pursuant to policies applicable to all employees. In Mr. Iger’s case, this includes the deferred salary and interest earned on these deferred amounts as described under “Deferred Compensation,” above. This earned compensation is not described or quantified below because these amounts represent earned, vested benefits that are not contingent on the termination of employment, but we do describe and quantify benefits that continue beyond the date of termination that are in addition to those provided for in the applicable benefit plans. The executive’s accrued benefits include the pension benefits described under “Pension Benefits,” above, which become payable to all participants who have reached retirement age. Because they have reached retirement age under the plans, Mr. Iger, Mr. Rasulo and Mr. Braverman each would have been eligible to receive these early retirement benefits if their employment had terminated at the end of fiscal 2013. Because the pension benefits available to

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	45

Mr. Iger, Mr. Rasulo and Mr. Braverman upon termination do not differ from those described above under “Pension Benefits“ except in ways that are equally applicable to all salaried employees, the nature and amount of their pension benefits are not described or quantified below.

Death and Disability

The employment agreement of each named executive officer provides for payment of any unpaid bonus for any fiscal year that had been completed at the time of the executive’s death or termination of employment due to disability. The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus as if the executive remained employed.

In addition to the compensation and rights in employment agreements, the Amended and Restated 2011 Stock Incentive Plan (which we refer to as the 2011 Plan) and award agreements thereunder, provide that all options awarded to a participant (including the named executive officers) become fully exercisable upon the death or disability of the participant and remain exercisable for 18 months in the case of death and 12 months (or 18 months in the case of participants who are eligible for immediate retirement benefits) in the case of disability, and all restricted stock units awarded to the participant under the 2011 Plan will, to the extent the units had not previously been forfeited, fully vest and become payable upon the death or disability of the participant.

The following table sets forth the value of the estimated payments and benefits each of our named executive officers would have received under our compensation plans and their employment agreements if their employment had terminated at the close of business on the last day of fiscal 2013 as a result of death or disability. The value of option acceleration is equal to the difference between the $65.19 closing market price of shares of the Company’s common stock on September 27, 2013 (the last trading day in fiscal 2013) and the weighted average exercise price of options with an exercise price less than the market price times the number of shares subject to such options that would accelerate as a result of termination. The value of restricted stock unit acceleration is equal to the $65.19 closing market price of shares of the Company’s common stock on September 27, 2013 multiplied by the number of units that would accelerate as a result of termination, which, for performance-based units, is equal to the target number of units.

			Restricted
	Cash	Option	Stock Unit
	Payment[1]	Acceleration	Acceleration
Robert A. Iger	$13,570,000	$32,502,698	$34,609,533
James A. Rasulo	3,850,000	8,913,646	11,809,020
Alan N. Braverman	2,950,000	4,797,783	8,054,946
Kevin A. Mayer	1,275,000	3,154,363	4,459,218
M. Jayne Parker	990,000	2,654,312	3,513,255

[1]	This amount is equal to the bonus awarded to the named executive officers with respect to fiscal 2013 and set forth in the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2013 Summary Compensation Table.

Termination Pursuant to Company Termination Right or by Executive for Good Reason

Each named executive officer’s employment agreement provides that he or she will receive a bonus for any fiscal year that had been completed at the time of his or her termination of employment if his or her employment is terminated by the Company pursuant to the Company’s termination right (as described below) or by the named executive officer with good reason (as described below). The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus if the executive remained employed.

In addition, each named executive officer’s employment agreement provides that he or she will receive the following compensation and rights conditioned on his or her executing a mutual release of liability and (except in the case of Mr. Iger) agreeing to provide the Company with consulting services for a period of six months after his or her termination (or, if less, for the remaining term of his or her employment agreement):

  A lump sum payment to be made six months and one day after termination equal to the base salary the named executive officer would have earned had he or she remained employed during the term of his or her consulting agreement or, in the case of Mr. Iger, equal to the base salary he would have earned had he remained employed until the original scheduled expiration date of his employment agreement.
  In the case of the named executive officers other than Mr. Iger, if the consulting agreement was not terminated as a result of his or her material breach of the consulting agreement, a further lump sum payment to be made six months and one day after termination of employment equal to the base salary the named executive officer would have earned had he or she remained employed after the termination of his or her consulting agreement and until the original scheduled expiration date of his or her employment agreement.

Executive Compensation

  A bonus for the year in which he or she is terminated equal to a pro-rata portion of a target bonus amount determined in accordance with his or her employment agreement.
  All options that had vested as of the termination date or were scheduled to vest no later than three months after the original scheduled expiration date of his or her employment agreement will remain or become exercisable as though the named executive officer were employed until the original scheduled expiration date of his or her employment agreement. The options will remain exercisable until the earlier of (a) the scheduled expiration date of the options and (b) three months (or in the case of Mr. Iger, Mr. Rasulo and Mr. Braverman, 18 months, as provided in the Company’s equity compensation plans for any person who would be eligible for immediate retirement benefits) after the original scheduled expiration date of his or her employment agreement. In addition, as is true for all employees, options awarded after December 2009 (and at least one year before termination) will continue to vest (and remain exercisable) until the earlier of the expiration date of the option and three years (five years for options granted after March 2011) after the scheduled expiration date of the employment agreement if the officer would be over 60 years of age and have more than 10 years of service as of the original expiration date of their employment agreement. In addition, if Mr. Iger’s employment is terminated after April 1, 2015, any options granted to him less than one year prior to the date of termination will continue to vest and remain exercisable until the expiration date of the option.
  All restricted stock units that were scheduled to vest prior to the original scheduled expiration date of a named executive officer’s employment agreement will vest as though he or she were employed until the original scheduled expiration date of the employment agreement to the extent applicable performance tests are met (but any test to assure deductibility of compensation under Section 162(m) will be waived for any units scheduled to vest after the fiscal year in which the termination of employment occurs unless application of the test is necessary to preserve deductibility). As is true for all employees, restricted stock units awarded after December 2009 (and at least one year before retirement) will continue to vest through the end of the vesting schedule to the extent applicable performance criteria are met if the officer would be over 60 years of age and have more than 10 years of service as of the original expiration date of their employment agreement. In addition, if Mr. Iger’s employment is terminated after April 1, 2015, any restricted stock units awarded to him less than one year prior to the date of termination will continue to vest according to their original terms to the extent applicable performance criteria are met.

The Company has the right to terminate the named executive officer’s employment subject to payment of the foregoing compensation in its sole, absolute and unfettered discretion for any reason or no reason whatsoever. A termination for cause does not constitute an exercise of this right and would be subject to the compensation provisions described below under “Termination for Cause.”

A named executive officer can terminate his or her employment “for good reason” following notice to the Company within three months of his or her having actual notice of the occurrence of any of the following events (except that the Company will have 30 days after receipt of the notice to cure the conduct specified in the notice):

     (i) a reduction in the named executive officer’s base salary, annual target bonus opportunity or (where applicable) annual target long-term incentive award opportunity;
     (ii) the removal of the named executive officer from his or her position (including in the case of Mr. Iger, the failure to elect or reelect him as a member of the Board of Directors or his removal from the position of Chairman);
     (iii) a material reduction in his or her duties and responsibilities (other than, in the case of Mr. Iger, as contemplated in his employment agreement);
     (iv) the assignment to him or her of duties that are materially inconsistent with his or her position or duties or that materially impair his or her ability to function in his or her office;
     (v) relocation of his or her principal office to a location that is more than 50 miles outside of the greater Los Angeles area and, in the case of Mr. Iger, that is also more than 50 miles from Manhattan; or
     (vi) a material breach of any material provision of his or her employment agreement by the Company.

A named executive officer (or any employee holding equity awards) can also terminate “for good reason” after a change in control (as defined in the 2011 Plan) if, within 12 months following the change in control, a “triggering event” occurs, and in that case the 2011 Plan provides that any outstanding options, restricted stock units, performance-based restricted stock units or other plan awards will generally become fully vested and, in certain cases, paid to the plan participant. A triggering event is defined to include: (a) a termination of employment by the Company other than for death, disability or “cause;” or (b) a termination of employment

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	47

by the participant following a reduction in position, pay or other “constructive termination.” Under the 2011 Plan “cause” has the same meaning as in the named executive officer’s employment agreement, as defined below under “Termination for Cause,” or, if there is no employment agreement or the named executive officer would have greater rights under the following definition, cause means conviction for or pleading to a felony under state or Federal law, willful gross misconduct or material breach of an agreement with the Company with respect to confidentiality, noncompetition, non-solicitation or a similar restrictive covenant. Any such payments that become subject to the excess parachute tax rules may be reduced in certain circumstances.

Each named executive officer’s employment agreement specifies that any compensation resulting from subsequent employment will not be offset against amounts described above.

The following table quantifies benefits each of our named executive officers would have received if their employment had been terminated at the end of fiscal 2013 by the Company pursuant to its termination right or by the executive with good reason.

The “option valuation” amount is (a) the difference between the $65.19 closing market price of shares of the Company’s common stock on September 27, 2013 and the weighted average exercise price of options with an exercise price less than the market price times (b) the number of options with in-the-money exercise prices that would become exercisable despite the termination. The “restricted stock unit valuation” amount is the $65.19 closing market price on September 27, 2013 times the target number of units that could vest. However, as described above, options do not become immediately exercisable and restricted stock units do not immediately vest (and would eventually vest only to the extent applicable performance conditions are met) absent a change in control. The actual value realized from the exercise of the options and the vesting of restricted stock units may therefore be more or less than the amount shown below depending on changes in the market price of the Company’s common stock and the satisfaction of applicable performance tests.

			Restricted
	Cash	Option	Stock Unit
	Payment[1]	Valuation	Valuation
Robert A. Iger
No change in control	$20,445,000	$32,502,698	$34,609,533
Change in control	20,445,000	32,502,698	34,609,533
James A. Rasulo
No change in control	$6,116,667	$6,730,793	$8,353,097
Change in control	6,116,667	8,913,646	11,809,020
Alan N. Braverman
No change in control[2]	$6,425,000	$4,797,783	$8,054,946
Change in control	6,425,000	4,797,783	8,054,946
Kevin A. Mayer
No change in control	$4,275,000	$3,154,363	$4,373,204
Change in control	4,275,000	3,154,363	4,459,218
M. Jayne Parker
No change in control	$3,323,333	$2,654,312	$3,513,255
Change in control	3,323,333	2,654,312	3,513,255

[1]	This amount is equal to the bonus awarded to the named executive officers with respect to fiscal 2013 and set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, plus the lump sum payments based on salary through the end of the employment term as described above.
[2]	In the case of Mr. Braverman, the amount is based on his new employment agreement, effective October 1, 2013, which was after the close of the fiscal year on September 28, 2013. Under his prior employment agreement, the cash payment would have been $2,950,000, and under a termination without a change in control, option acceleration would be $4,520,269 and RSU acceleration would be $7,809,755.

Termination for Cause

Each named executive officer’s employment agreement provides that, if his or her employment is terminated by the Company for cause, he or she will only be eligible to receive the compensation earned and benefits vested through the date of termination, including any rights he or she may have under his or her indemnification agreement with the Company or the equity plans of the Company.

“Termination for Cause” is defined in Mr. Iger’s employment agreement as termination by the Company due to (i) conviction of a felony or the entering of a plea of nolo contendere to a felony charge; (ii) gross neglect, willful malfeasance or willful gross misconduct in connection with his employment which has had a material adverse effect on the business of the Company and its subsidiaries, unless he reasonably believed in good faith

Executive Compensation

that such act or non-act was in, or not opposed to, the best interests of the Company; (iii) his substantial and continual refusal to perform his duties, responsibilities or obligations under the agreement that continues after receipt of written notice identifying the duties, responsibilities or obligations not being performed; (iv) a violation that is not timely cured of any Company policy that is generally applicable to all employees or all officers of the Company that he knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company; (v) any failure (that is not timely cured) to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices, whether internal or external; or (vi) any material breach that is not timely cured of covenants relating to non-competition during the term of employment and protection of the Company’s confidential information.

“Termination for Cause” is defined in Mr. Rasulo’s, Mr. Braverman’s, Mr. Mayer’s, and Ms. Parker’s employment agreement as termination by the Company due to gross negligence, gross misconduct, willful nonfeasance or willful material breach of the agreement by the executive unless, if the Company determines that the conduct or cause is curable, such conduct or cause is timely cured by the executive.

Expiration of Employment Term; Retirement

Each of the named executive officers is eligible to receive earned, unpaid salary and unconditionally vested accrued benefits if his or her employment terminates at the expiration of his or her employment agreement or he or she otherwise retires, but except as described below they are not contractually entitled to any additional compensation in this circumstance. If Mr. Iger retires at June 30, 2016, which is the stated expiration date of his employment agreement, he will be entitled to receive his full target bonus award of $12 million for the then current fiscal year, subject only to the satisfaction of the performance objectives applicable to assure that the bonus is deductible for federal income tax purposes as performance-based compensation.

Unless a longer period applies to options granted after December 2009, a named executive officer who is eligible to receive retirement benefits immediately following his or her termination of employment may exercise any then vested and outstanding options until the earlier of 18 months following such termination or until their original expiration date. Options and restricted stock units awarded after December 2009 (and awarded at least one year before retirement), subject to the attainment of any applicable performance conditions, continue to vest for three years (five years in the case of options awarded after March 2011) after retirement (and options remain exercisable until the earlier of three or five years after retirement and the original expiration date) if the named executive officer was age 60 or greater and had at least ten years of service at the date of retirement, except that this rule does not apply for certain employees outside the United States. In addition, if he retires at June 30, 2016, which is the stated expiration date of his employment agreement, all options and restricted stock units awarded to Mr. Iger after October 2, 2011 will, subject to the satisfaction of applicable performance criteria, continue to vest and in the case of options remain exercisable following his retirement according to their original vesting schedule and expiration date.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	49

Audit-Related Matters

Audit Committee Report

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

  the integrity of the Company’s financial statements;
  the adequacy of the Company’s system of internal controls;
  the Company’s compliance with legal and regulatory requirements;
  the qualifications and independence of the Company’s independent registered public accountants; and
  the performance of the Company’s independent registered public accountants and of the Company’s internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:

  monitors preparation of quarterly and annual financial reports by the Company’s management;
  supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and
  oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

The Committee met eight times during fiscal 2013. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer and the Company’s general counsel.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2013, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board AU 380 (Communication With Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2013, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Monica C. Lozano
Robert W. Matschullat (Chair)
Orin C. Smith

Audit-Related Matters

Policy for Approval of Audit and Permitted Non-audit Services

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of specifically described audit, audit-related, tax and other services by the Committee on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related, tax and other services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, and the Committee has delegated to the Chairman of the Committee the authority to pre-approve services in certain circumstances.

Auditor Fees and Services

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal 2013 and fiscal 2012, together with fees for audit-related, tax and other services rendered by PricewaterhouseCoopers LLP during fiscal 2013 and fiscal 2012. Audit-related services consisted principally of audits of employee benefit plans and other entities related to the Company and other attest projects. Tax services consisted principally of planning and advisory services, tax compliance (primarily international returns), and sales and use tax recovery assistance. Other services consisted of attestation reports on social, environmental and cultural disclosure required by law or regulation.

	Fiscal 2013	Fiscal 2012
	(in millions)
Audit fees	$19.9	$19.3
Audit-related fees	2.3	2.0
Tax fees	4.1	4.0
All other fees	0.1	—

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	51

Items to Be Voted On

Election of Directors

The current term of office of all of the Company’s Directors expires at the 2014 Annual Meeting. The Board proposes that all of the currently serving Directors (other than Ms. Estrin, who has not been renominated pursuant to the tenure policy in the Company’s Corporate Governance Guidelines) be re-elected for a term of one year and until their successors are duly elected and qualified. Mr. Dorsey was initially identified as a potential Director by a third-party search firm and recommended for nomination by the Governance and Nominating Committee. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a Director before the 2014 Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Directors are elected by a majority of votes cast unless the election is contested, in which case Directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a Director exceeds the number of votes cast “against” the Director; abstentions are not counted either “for” or “against”. If an incumbent Director in an uncontested election does not receive a majority of votes cast for his or her election, the Director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board is required to determine whether to accept or reject the resignation, or what other action should be taken, within 90 days of the date of the certification of election results.

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of Directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Directors is counted.

The Board recommends a vote “FOR” each of the persons nominated by the Board.

Susan E. Arnold, 59, has been an operating executive of The Carlyle Group, an equity investment firm, since September 2013. She retired as President — Global Business Units of Procter & Gamble in 2009, a position she had held since 2007. Prior to 2009, she was Vice Chair of P&G Beauty and Health from 2006, Vice Chair of P&G Beauty from 2004 and President Global Personal Beauty Care and Global Feminine Care from 2002. She has been a director of McDonalds Corporation since 2008. Ms. Arnold has been a Director of the Company since 2007.

Ms. Arnold contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience as an executive of Procter & Gamble and her other public company board experience. At Procter & Gamble, Ms. Arnold was a senior executive responsible for major consumer brands in a large, complex retailing and global brand management company. As a result of this experience, Ms. Arnold brings to our Board in-depth knowledge of brand management and marketing, environmental sustainability, product development, international consumer markets, finance and executive management, including executive compensation and management leadership.

John S. Chen, 58, has been Executive Chair and Interim Chief Executive Officer of Blackberry, Ltd., a maker of mobile devices, since November, 2013, and is a Senior Advisor of Silver Lake, a private investment firm. Mr. Chen was Chairman and Chief Executive Officer of Sybase Inc., a software developer and a wholly-owned subsidiary of SAP AG from July 2010 through November 1, 2012. Prior to SAP’s acquisition of Sybase in July 2010, Mr. Chen had been Chairman of the Board, Chief Executive Officer and President of Sybase, Inc., since November 1998. From February 1998 through November 1998, he served as co-Chief Executive Officer of Sybase. Mr. Chen has been a director of Wells Fargo & Company since 2006 and a Director of the Company since 2004.

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Mr. Chen contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience as a leader of a variety of technology businesses, his experience doing business in Asia and his other public company board experience. In his roles at Blackberry, Sybase and other technology companies, Mr. Chen has been responsible for overseeing and managing executive teams and a sizeable work force engaged in high technology development, production and marketing. Mr. Chen has also interacted regularly with businesses and governments in Asia in connection with these businesses. As a result of this experience, Mr. Chen brings to our Board an understanding of the rapidly changing technological landscape and intense familiarity with all issues involved in managing technology businesses and particularly with businesses and governmental practices in Asia.

Jack Dorsey, 37, has served as the Chairman of the Board of Directors of Twitter, Inc., a developer and provider of mobile communication applications, since 2008 and as Co-Founder and Chief Executive Officer of Square, Inc., a provider of payment processing services, since 2009. Mr. Dorsey served as President and Chief Executive Officer of Twitter from 2007 to 2008 and has been a director of Twitter since 2007.

Mr. Dorsey contributes to the mix of experience and qualifications the Board seeks primarily through his experience at Twitter, Inc. and Square, Inc., where he has extensive experience in the development of consumer-facing technology, particularly widely-distributed mobile and social applications, and the management of technology-oriented businesses.

Robert A. Iger, 62, has served as Chairman and Chief Executive Officer since March 2012. Prior to that time, he served as President and Chief Executive Officer of the Company since 2005, having previously served as President and Chief Operating Officer since 2000 and as President of Walt Disney International and Chairman of the ABC Group from 1999 to 2000. From 1974 to 1998, Mr. Iger held a series of increasingly responsible positions at ABC, Inc. and its predecessor Capital Cities/ABC, Inc., culminating in service as President of the ABC Network Television Group from 1993 to 1994 and President and Chief Operating Officer of ABC, Inc. from 1994 to 1999. He is a member of the Board of Directors of Apple, Inc., the Lincoln Center for the Performing Arts in New York City and the National September 11 Memorial & Museum. Mr. Iger has been a Director of the Company since 2000. The Company has agreed in Mr. Iger’s employment agreement to nominate him for re-election as a member of the Board and as Chairman of the Board at the expiration of each term of office during the term of the agreement, and he has agreed to continue to serve on the Board if elected.

Mr. Iger contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his position as Chairman and Chief Executive Officer of the Company and his long experience with the business of the Company. As Chairman and Chief Executive Officer and as a result of the experience he gained in nearly 40 years at ABC and Disney, Mr. Iger has an intimate knowledge of all aspects of the Company’s business and close working relationships with all of the Company’s senior executives.

Fred H. Langhammer, 70, is Chairman, Global Affairs, of The Estée Lauder Companies Inc., a manufacturer and marketer of cosmetics products. Prior to being named Chairman, Global Affairs, Mr. Langhammer was Chief Executive Officer of The Estée Lauder Companies Inc. from 2000 to 2004, President from 1995 to 2004 and Chief Operating Officer from 1985 through 1999. Mr. Langhammer joined The Estée Lauder Companies in 1975 as President of its operations in Japan. In 1982, he was appointed Managing Director of its operations in Germany. He has been a director of Central European Media Enterprises, Ltd., since 2009 and was also a director of The Shinsei Bank Limited from 2005 to 2009 and a director of AIG from 2006 to 2008. Mr. Langhammer has been a Director of the Company since 2005.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	53

Mr. Langhammer contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Estée Lauder, a complex worldwide branded consumer products business, and his experience with business outside the United States. In addition to serving in Estée Lauder’s Japan and Germany operations and on the Board of Shinsei Bank, a Japan-based commercial bank, Mr. Langhammer served as general manager of the Japan operations of a British trading company. He also serves as Chairman Emeritus of the American Institute for Contemporary German Studies at Johns Hopkins University and he is a senior fellow of the Foreign Policy Association and a member of the Trilateral Commission. As a result of this experience, Mr. Langhammer brings to our Board an understanding of growth strategies in worldwide branded businesses, specific knowledge of Asian and European markets, and extensive familiarity with all aspects of managing and providing leadership to a complex business organization.

Aylwin B. Lewis, 59, has served as President and Chief Executive Officer of Potbelly Sandwich Works since 2008. Prior to that, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer, from 2005 to 2008. Prior to being named Chief Executive Officer of Sears, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of Kmart and Sears Retail following Sears’ acquisition of Kmart Holding Corporation in 2005. Prior to that acquisition, Mr. Lewis had been President and Chief Executive Officer of Kmart since 2004. Prior to that, Mr. Lewis was Chief Multibranding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silvers, Pizza Hut, Taco Bell and A&W, from 2003 until 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003 and Chief Operating Officer of Pizza Hut from 1996. Mr. Lewis served on the Board of Directors of Sears Holding Corp. from 2005 through 2008, on the Board of Directors of Kmart from 2004 through 2008 and on the Board of Directors of Potbelly Sandwich Works since 2008. Mr. Lewis has been a director of Starwood Hotels & Resorts Worldwide since January 1, 2013. Mr. Lewis has been a Director of the Company since 2004.

Mr. Lewis contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience in various positions at Yum! Brands, Kmart, Sears and Potbelly Sandwich Works. At Yum! Brands, Mr. Lewis was responsible for marketing and branding of consumer-facing products and services in the quick-serve food industry, and at Kmart and Sears he was responsible for all aspects of complex, worldwide businesses offering consumer products. At Potbelly Sandwich Works, Mr. Lewis’s responsibilities include developing and implementing the company’s growth strategy. As a result of this experience, Mr. Lewis brings to our Board knowledge of consumer branding strategy and tactics, management and leadership of complex worldwide retail and service businesses, and insights into promoting growth strategies for new consumer-facing businesses.

Monica C. Lozano, 57, is Chief Executive Officer and Chair of the Board of Impremedia, LLC, a leading Hispanic news and information company with outlets in Los Angeles, New York, Chicago and other U.S. cities. In addition, Ms. Lozano is a trustee of the University of Southern California. She has been a director of Bank of America Corporation since 2006 and is a director of the Rockefeller and Weingart Foundations. Ms. Lozano has been a Director of the Company since 2000.

Ms. Lozano contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience managing Impremedia’s media businesses, her other public company board experience and her service on a variety of non-profit boards and advisory groups. In addition to the board service described above, Ms. Lozano was a member of the President’s Council on Jobs and Competitiveness and the Council on Foreign Relations, and has served on the boards of the Union Bank

Items to Be Voted On

of California, First Interstate Bank of California, Tenet Healthcare Corp., the National Council of La Raza (where she served as chair of the board) and the California HealthCare Foundation, among others. Through this experience, Ms. Lozano brings to our Board a wide-ranging knowledge of cultural and consumer trends, particularly in the Hispanic community, and an understanding of corporate governance practices and practice in overseeing the management of complex public businesses.

Robert W. Matschullat, 66, a private equity investor, served from 1995 until 2000 as Vice Chairman of the board of directors and Chief Financial Officer of The Seagram Company Ltd., a global company with entertainment and beverage operations. Prior to joining Seagram, Mr. Matschullat was head of worldwide investment banking for Morgan Stanley & Co. Incorporated, a securities and investment firm, and was on the Morgan Stanley Group board of directors. He is Lead Director of The Clorox Company, where he was Interim Chairman of the Board and Interim Chief Executive Officer from March to October 2006. Mr. Matschullat is a director and Chairman of the Board of Visa Inc. Mr. Matschullat has been a Director of the Company since 2002.

Mr. Matschullat contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Seagram and Morgan Stanley, his expertise in financial management and his other public company board experience. At Seagram, Mr. Matschullat was responsible for the financial function of the firm as well as serving on Seagram’s board of directors. At Morgan Stanley, he was engaged in an active investment banking practice, as well as serving as Head of Worldwide Investment Banking and on the board of directors of the firm. As a result of this experience, Mr. Matschullat brings to our Board expertise in a wide range of financial and accounting matters, practical knowledge of executive management of complex, worldwide businesses including those engaged in the entertainment field, and knowledge of board level oversight as both a director and interim leader of a worldwide consumer products business.

Sheryl Sandberg, 44, has served as the Chief Operating Officer of Facebook, Inc., an online social networking company, since 2008. From 2001 to 2008, Ms. Sandberg was the Vice President of Global Online Sales and Operations for Google Inc., an Internet search engine company. Ms. Sandberg also is a former Chief of Staff of the United States Treasury Department and previously served as a management consultant with McKinsey & Company and as an economist with The World Bank. Ms. Sandberg served as a director of Starbucks Corp. from 2009 to 2012. She also serves on a number of nonprofit boards including Women for Women International, and V-Day. She served as a director of eHealth, Inc. from 2006 to 2008 and as a director of Facebook since June 2012. She has been a Director of the Company since 2010.

Ms. Sandberg contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience at Google, Facebook, McKinsey & Company and in government service. At Facebook, Ms. Sandberg oversees Facebook’s business operations, including sales, marketing, business development, legal, human resources, public policy and communications, and at Google she was responsible for the development and management of Google’s online sales channels for advertising and publishing and operations for consumer products worldwide. At McKinsey, she advised businesses on growth strategies. In addition to her service in a senior position at the United States Treasury, Ms. Sandberg served at the World Bank. As a result of this experience, Ms. Sandberg brings to our Board expertise in the online world, considerable knowledge of international finance and business and a deep understanding of consumer behavior.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	55

Orin C. Smith, 71, is retired and was President and Chief Executive Officer of Starbucks Corporation from 2000 to 2005. He joined Starbucks as Vice President and Chief Financial Officer in 1990, became President and Chief Operating Officer in 1994, and became a director of Starbucks in 1996. Prior to joining Starbucks, Mr. Smith spent a total of 14 years with Deloitte & Touche. Mr. Smith has been a director of Nike, Inc. since 2004 and served on the Board of Washington Mutual, Inc. from 2005 to March 2012. He also serves on the Board of Directors of Conservation International and the University of Washington Board of Regents. Mr. Smith has been a Director of the Company since 2006 and has served as independent Lead Director since 2012.

Mr. Smith contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Starbucks, Deloitte & Touche, his other public company board experience and his service on not for profit boards. At Starbucks, Mr. Smith was first responsible for the financial function and then, as president, chief operating officer, chief executive officer and a member of the board of directors, for all aspects of managing and leading Starbucks’ business offering branded products and services worldwide. Through his service on the board of Conservation International, Mr. Smith has experience with a range of environmental and sustainability issues. As a result of this experience, Mr. Smith brings to our Board practical knowledge of management and leadership of complex worldwide consumer products businesses, expertise in financial matters and insights into international labor standards, environmental, sustainability and other corporate responsibility issues.

Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending September 27, 2014. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2013 are described under “Audit-Related Matters — Auditor Fees and Services,” above.

We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

The Board recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2014.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Items to Be Voted On

Advisory Vote on Executive Compensation

As we do each year, and as required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders advise that they approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).

The compensation of our executive officers is based on a design that aims to align pay with both the attainment of annual operational and financial goals, which the Compensation Committee establishes, and sustained long-term value creation. The design of our compensation program is detailed in the Compensation Discussion and Analysis section of this proxy statement, and the decisions made by the Compensation Committee under that program for fiscal 2013 are summarized in the Proxy Statement Summary beginning on page 1 and described in detail in Compensation Discussion and Analysis beginning on page 19. Shareholders should read these sections before deciding how to vote on this proposal.

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) are not entitled to vote on these proposals and will not be counted in evaluating the results of the vote.

The Board of Directors recommends a vote FOR advisory approval of the resolution set forth above.

Approval of Amendment to the Restated Certificate of Incorporation

The Board of Directors recommends that shareholders approve an amendment to the Company’s Restated Certificate of Incorporation that will provide stockholders the right to call a special meeting of stockholders. Currently, the Company’s Restated Certificate of Incorporation and Restated Bylaws provide that only the Board of Directors, the Chairman of the Board of Directors or the President may call a special stockholder meeting. The amendment to the Restated Certificate of Incorporation would also require the Company to hold a special meeting if requested in proper form by stockholders who have continuously held as stockholders of record for at least one year a net long position in shares representing at least 25% of the outstanding shares.

The Board of Directors believes that shareholders should have the right to call a special meeting, provided that the meeting is proposed by shareholders who have a true economic interest in a significant percentage of our shares and have held that interest for at least one year. The Company’s By-Laws already permit stockholders to propose business at the annual meeting. Therefore, the Board believes special meetings should only be called to consider extraordinary events that are of interest to a broad shareholder base and that need immediate attention prior to the next annual meeting. For every special meeting, the Company is required to incur significant expenses including legal, printing and mailing expenses, as well as other costs normally associated with holding a stockholder meeting. In addition, preparation for a meeting, especially one that involves issues of the urgency that would necessitate a special meeting, requires significant attention of the Company’s directors, officers and employees, diverting their attention from the operations of the Company’s business.

The Board of Directors believes that a 25% threshold strikes an appropriate balance in terms of enhancing shareholder rights while protecting against the risk that a small minority of shareholders could trigger the expense and distraction of a special meeting to pursue matters that are not widely viewed as requiring immediate attention. The one-year holding and net long position requirements similarly protect against a meeting being called by shareholders whose interests are transitory or are otherwise not aligned with other shareholders’ interests in the long-term economic prospects of the Company. A stockholder’s “net long position” is generally defined as the amount of common stock in which the stockholder holds a positive (also known as “long”) economic interest, reduced by the amount of common stock in which the stockholder holds a negative (also known as “short”) economic interest.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	57

The Board therefore recommends that Article VI of the Restated Certificate be amended to read as set forth in Annex A. If the proposed amendment is adopted, the Board of Directors will adopt amendments to the Restated Bylaws to implement the special meeting right, which will include provisions defining a net long position and setting forth requirements as to: the form of request for the meeting; the information required to be furnished by shareholders in connection with a request; the timing of a request; the means of withdrawing a request; the date a meeting is to be held pursuant to a request; and the appropriate scope of business at any meeting held pursuant to a request.

The affirmative vote of a majority of the number of shares of common stock outstanding on the record date for the Annual Meeting will be required for approval of this proposal. Abstentions will have the effect of a negative vote on this proposal. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on this proposal and will have the effect of a negative vote on this proposal.

The Board of Directors has determined that this amendment is advisable and recommends that you vote FOR this proposal, and if you properly submit your proxy it will be voted for this proposal unless you specify otherwise.

Shareholder Proposals

The Company has been notified that two shareholders of the Company intend to present proposals for consideration at the annual meeting. The shareholders making these proposals have presented the proposals and supporting statements set forth below, and we are presenting the proposals and the supporting statements as they were submitted to us. While we take issue with certain of the statements contained in the proposals and the supporting statements, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree. The address and stock ownership of the proponents will be furnished by the Company’s Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the proposal will be required for approval of the proposals. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on the proposals. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on these proposals and will not be counted in determining the number of shares necessary for approval of the proposal.

Proposal 1 – Proxy Access

Legal & General Investment Management (on behalf of its client Hermes Equity Ownership Services), Connecticut Retirement Plans and Trust Funds, and California State Teachers Retirement System as co-sponsors have notified the Company that they intend to present the following proposal for consideration at the annual meeting:

RESOLVED: The shareholders of The Walt Disney Company (“Disney”) ask the board of directors to amend the bylaws to adopt a “proxy access” procedure whereby Disney shall include in any proxy materials prepared for a shareholder meeting at which directors are to be elected the name, the Disclosure and the Statement (as defined herein) of any person nominated for election to the board of directors by a shareholder or group thereof (the “Nominator”) that meets the criteria appearing below, and Disney shall allow shareholders to vote on such nominee on Disney’s proxy card.

The number of shareholder-nominated candidates in proxy materials shall not exceed 20% of the number of directors then serving. This bylaw should provide that a Nominator must:

(a)	have beneficially owned 3% or more of Disney’s outstanding common stock continuously for at least three years before submitting the nomination;
(b)	give Disney written notice within the time period identified in Disney’s bylaws of information that the bylaws and rules of the Securities & Exchange Commission require about (i) the nominee, including his or her consent to being named in the proxy materials and to serving, if elected; and (ii) the Nominator, including proof of ownership of the required shares (the ”Disclosure”); and

Items to Be Voted On

(c)	certify that (i) it will assume liability stemming from any legal violation arising out of its communications with Disney shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws if it uses soliciting material other than Disney’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at Disney.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The board of directors shall adopt procedures for timely resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaws and any applicable federal regulations, and the priority to be given to multiple nominations exceeding the 20% limit.

SUPPORTING STATEMENT: We believe Disney should adopt “proxy access” whereby shareholders can more easily promote independent director candidates to enhance accountability to shareholders.

Reasons we advocate enhanced accountability include:

  The Board’s re-combining the roles of CEO and Chairman, while guaranteeing Chairmanship to a single individual through 2016. Furthermore, following the CEO’s employment contract extension, the staggered transition period originally cited to rationalize recombination was eliminated, thus rendering the initial justification irrelevant.
  Notable unaddressed concerns about executive pay, witness 2013’s 42% vote against Disney’s compensation practices after the prior year’s 43% against vote.
  A similar proposal requesting proxy access for holders of 3% of Disney shares received 40% support in 2013.

Shareholders adopted similar proposals at several companies last year and management proposals to amend the bylaws at several other companies.

We recommend you vote “FOR” this proposal.

Board Recommendation

The Board recommends that you vote against this proposal. In the absence of a mandatory proxy access right at all companies, we believe proxy access should only be implemented where there is a demonstrable need for shareholders to make changes in the boardroom. That is not the case at Disney.

The Company’s current governance structure protects shareholder rights, ensures board accountability and meets current best practice standards. Proxy access is unnecessary at Disney because:

  We have several mechanisms that protect shareholder rights. These include annual director elections, majority vote standard for uncontested director elections, a board comprised of over 90% independent directors, a strong independent lead director, no poison pill and (if the proposal to amend our Certificate of Incorporation is adopted) shareholder rights to call special meetings.
  We have a robust process for identifying and recommending director nominees to ensure that we have the right mix of skills, experiences and backgrounds on the Board.
  Our shareholders already have the opportunity to bring director candidates to the attention of the board. The Governance and Nominating Committee considers all director candidates proposed by shareholders. In addition, our bylaws include a well-defined process for shareholders to nominate directors.
  We regularly engage in dialogue with our shareholders and are committed to ensuring their views are represented in the boardroom. Indeed, our Lead Director’s responsibilities include direct communication with major shareholders. In the last fiscal year, our independent Directors met with many of our largest shareholders.

The proponents’ suggestion that our Board lacks accountability is unfounded and incorrect. Proponents cite three areas in which the Board has allegedly failed to be responsive to shareholders, but in each case shareholders have in fact supported the Board’s position by a majority vote. On the other hand, the rigor of our current governance structure is evidenced by Board responsiveness to shareholder input in a variety of matters, including the following:

  The Board declassified elections of Directors; each Director has stood for election annually since 1999.
  In 2007, in response to a shareholder proposal, the Board adopted majority voting in uncontested Director elections.
  In response to recent shareholder proposals (some before they were formally submitted), the Board and its Committees:
    adopted a Bylaw imposing conditions on the repurchase of shares from significant shareholders;
    adopted a Bylaw requiring either a shareholder vote or annual board review of any shareholder rights plans;

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	59

  eliminated certain benefits payable to survivors of executives following the executive’s death;
  adopted annual disclosure of the Company’s political contributions; and
  submitted a proposal at this meeting to amend the Certificate of Incorporation to give shareholders the right to call a special shareholder meeting.

The Board is acutely focused on delivering long term value to shareholders, to engaging with investors to ensure their voices are heard in the boardroom and to a governance structure that is highly protective of shareholders’ rights. As a result, proxy access does not deliver advantages that outweigh its potential disadvantages, which we detailed in our response to this proposal in last year’s proxy statement and include disruption, expense, distraction, politicization of director elections and bypassing current protections. Disney’s traditional nomination structure serves investors well. Investors should protect that structure and avoid the disadvantages associated with a model that is not needed here.

Accordingly, the Board recommends that you vote AGAINST this proposal, and if the proposal is presented your proxy will be voted against this proposal unless you specify otherwise.

Proposal 2 – “Limit Accelerated Executive Pay”

William Steiner has notified the Company that he intends to present the following proposal for consideration at the annual meeting:

Limit Accelerated Executive Pay – Proposal 2

Resolved: Shareholders ask our board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that our board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses executive pay. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted.

The vesting of equity pay over a period of time is intended to promote long-term improvements in performance. The link between executive pay and long-term performance can be severed if such pay is made on an accelerated schedule.

This proposal should also be more favorably evaluated due to the deficiencies in our company’s corporate governance as reported in 2013.

GMI Ratings, an independent investment research firm rated our company D in governance and F in executive pay. Robert Iger received $40 million – CEO pay was extreme relative to Disney’s peers. Our CEO pension was also excessive relative to peers. Disney paid long-term incentives to our CEO for below-median performance compared to peers. Unvested equity pay would not lapse if our CEO were terminated. Disney did not link environmental or social performance to its executive incentive pay.

Directors Aylwin Lewis, Fred Langhammer, John Chen and Susan Arnold received more than 10% in negative votes. Aylwin Lewis and Orin Smith were negatively flagged by GMI due to their directorships at companies that filed for bankruptcy: Halliburton and Washington Mutual respectively. We did not have an Independent Lead Director. There was not one non-executive director who had general expertise in risk management.

GMI said Disney came under investigation, or had been subject to fine, settlement or conviction for engaging in anti-competitive behavior, such as price fixing, bid rigging or monopolistic practices and had been subject to fine, settlement or conviction for Foreign Corrupt Practices Act, or other bribery or corruption violations.

There were consumer privacy violations and Disney had a workplace safety event. Disney was not a UN Global Compact signatory and had not implemented OSHAS 18001 as its occupational health and safety management system.

There was a potential stock dilution of 10%. Disney had a higher shareholder class action litigation risk than 94% of all rated companies. There were related-party transactions.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Limit Accelerated Executive Pay – Proposal 2

Items to Be Voted On

Board Recommendation

The Board recommends that you vote against this proposal. It believes that the current structure of equity awards, which calls for acceleration only if there is both a change in control and termination of the executive, appropriately aligns the interests of executives and shareholders and should be retained. Moreover, the proposal would position the Company outside the corporate mainstream on this issue, putting the Company at a competitive disadvantage in competing for executive talent.

The current structure of equity awards appropriately aligns the interests of executives and shareholders and should not be changed

The Company’s Amended and Restated 2011 Stock Incentive Plan (the 2011 Plan) provides for acceleration of equity awards following a change in control in limited circumstances. Awards are accelerated only if, within 12 months of the change in control:

  a participant’s employment is terminated by the Company for a reason other than death, disability or cause, or the participant terminates his or her employment within 60 days of specified events such as a reduction in position or compensation or a request that the participant relocate by more than 50 miles.

The Board believes that acceleration of awards in these circumstances correctly aligns the interests of participants with the interests of shareholders in the context of a change in control. A change in control creates uncertainty surrounding the plans of new ownership and whether, through loss of employment, employees will forfeit their ability to realize value from unvested equity awards. The risk of that loss creates an undesirable set of disincentives for the employees in connection with the consideration, negotiation and implementation of a transaction that would lead to a change-in-control. The current plan eliminates that disincentive by providing for acceleration in the event of termination of employment, and hence maintains a proper alignment with the interests of shareholders.

The current structure aligns with shareholder interest for a second reason: participants who fear that they will lose all or a portion of their awards would have less incentive to remain with the Company if a change in control is imminent. The prospect of losing valued Company employees in connection with a change in control could reduce the value of the Company to an acquirer and could thus reduce the amount current shareholders would realize in the transaction. By assuring participants that they will realize the full value of their equity awards if their employment is terminated following a change in control, the current acceleration provisions maintain the proper alignment of the interests of participants and shareholders.

The alignment of our change-in-control acceleration provisions with stockholder interests is evidenced by the 73% approval of the 2011 Plan when it was presented to shareholders in 2011 and the 83% approval of an amendment of the 2011 Plan in 2012.

The Proposal places the Company at a disadvantage in competing for executive talent

The acceleration of vesting upon a change in control is standard practice among public companies generally and in particular within our industry. According to a recent study of 160 public companies drawn from the S&P 500, over 80% of the companies provided for accelerated vesting of equity awards upon either a change in control or a change in control followed by termination. (“Key Findings: 2011-2012 Study of Executive Change in Control Arrangements” by Meridian Compensation Partners LLC.) Among our general industry peers, over 60% accelerate all options and restricted stock units (and just under 60% accelerate all performance-based restricted stock units) in connection with a change in control termination. Acceleration upon a change in control followed by a termination event is thus well within the mainstream. On the other hand, the pro-rata vesting requested by the proposal was not even mentioned in the recent study and is found at only three of our general industry peers.

Adoption of pro-rata vesting would place the Company at a disadvantage in the competition for executive talent by eroding the value to participants of their equity compensation. With pro-rata vesting, a portion of each equity award would be at risk of forfeiture in the event of a change in control. Participants would thus face a risk of loss that would make each award less valuable. The Committee strongly believes that the structure of our equity compensation should be consistent across all participants, so the proposed change would reduce the value of equity compensation for all of the nearly 4,800 participants in the plan. Compensating each of these participants for the loss of value in their awards would entail significant costs, which could be avoided only by risking the loss of valuable employees to competitors. On the other hand, the costs of acceleration on a change-in-control termination are incurred only if there is actually a change in control and only for those employees who actually are terminated. The proposal therefore places the Company at a competitive disadvantage with respect to many employees in order to save costs that are only speculative at best and may only be incurred with respect to a relative few.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	61

The supporting statement for the Proposal includes irrelevant, false and misleading statements

Aside from the merits of the proposal, the Board believes it is necessary to set the record straight with respect to certain statements made in the supporting statement for the proposal. The supporting statement consists largely of general complaints about alleged “deficiencies” in corporate governance that do not relate to the specific advantages or disadvantages of accelerated vesting of equity awards following a change in control. With the exception of one paragraph, the alleged deficiencies do not even relate to executive compensation generally.

The Board takes matters of corporate governance seriously, and continuously monitors emerging best practices and adopts measures where it determines that they are in best interest of shareholders. The Company’s governance practices include: majority election of directors; a Board 90% of whose members are independent; independence standards that exceed regulatory requirements and exchange guidelines; and a strong independent lead director when the Board believes that combination of the roles of the Chairman and Chief Executive Officer is in the best interests of shareholders.

Moreover, a number of the statements in the supporting statement are demonstrably false or misleading. Most obviously:

  Contrary to the statements in the proposal, the Company has had either an independent lead director or an independent chairman of the board at all times since the Board first appointed an independent chairman nearly 10 years ago.
  Contrary to the statements in the proposal, the Company has not been subject to any fine, settlement or conviction under the Foreign Corrupt Practices Act or any other bribery or corruption laws at any time in at least the past five years.
  There is no known basis for the statement in the proposal that the Company is at a high risk for shareholder class action litigation.

While the Board does not believe that any of the alleged deficiencies have any bearing on the merits of the proposal, it wishes to ensure that shareholders are not misled by these statements.

For the reasons set forth above, the Board recommends that you vote AGAINST this proposal, and if the proposal is presented your proxy will be voted against this proposal unless you specify otherwise.

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting, and Company Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to the Company prior to December 6, 2013. However, if any other question that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Information About Voting and the Meeting

Shares Outstanding

Shareholders owning Disney common stock at the close of business on January 17, 2014, (the record date) may vote at the 2014 Annual Meeting and any postponements or adjournments of the meeting. On that date, ____________ shares of common stock were outstanding. Each share is entitled to one vote on each matter considered at the meeting.

Voting

How to Vote. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

  To vote by Internet, go to www.ProxyVote.com and follow the instructions there. You will need the 12 digit number included on your proxy card, voter instruction form or notice.
  To vote by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit number included on your proxy card, voter instruction form or notice.
  If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:
1)	by internet: www.ProxyVote.com
2)	by Phone: 1-800-579-1639
3)	by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line).

Deadline for Voting. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on March 17, 2014. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Proxies Submitted but not Voted. If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Director as set forth under “Election of Directors,” FOR the ratification of the appointment of the independent registered public accountants, FOR the advisory vote on executive compensation, FOR the amendment to the Restated Certificate of Incorporation, and AGAINST each of the shareholder proposals.

Revocation of Proxies. You may revoke your proxy and change your vote at any time before the close of balloting at the Annual Meeting by submitting a written notice to the Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote) or by voting in person at the Annual Meeting.

Confirmation of Voting. Beginning March 3, 2014 through May 18, 2014, you may confirm your vote beginning twenty-four hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using the 12 digit number (located on your notice or proxy card). If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

Plan Participants. If you participate in the Disney Savings and Investment Plan or the Disney Hourly Savings and Investment Plan, you may give voting instructions as to the number of shares of common stock you hold in the plan as of the record date. You may provide voting instructions to Fidelity Management Trust Company by voting online or by completing and returning a proxy card if you received one. If you hold shares other than through these plans and you vote electronically, voting instructions you give with respect to your other shares will be applied to Disney stock credited to your accounts in a savings and investment plan unless you request a separate control number with respect to each account. To receive separate control numbers, please call 1-855-449-0994.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	63

The trustee will vote your shares in accordance with your duly executed instructions received by March 13, 2014. If you do not send instructions, an independent fiduciary has been selected to determine how to vote all shares for which the trustee does not receive valid and timely instructions from participants. You may revoke previously given voting instructions by March 13, 2014, by either revising your instructions on line or by submitting to the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

Broker Voting. Under New York Stock Exchange Rules, the proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of Directors, the advisory vote on executive compensation, the amendment of the Restated Certificate of Incorporation and the shareholder proposals are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for Directors, the advisory vote on executive compensation, the amendment of the Restated Certificate of Incorporation and the shareholder proposals.

Results of Voting. We will post preliminary results of voting at the meeting on our Investor Relations website promptly after the meeting and file results with the Securities and Exchange Commission as required by applicable rules.

Attendance at the Meeting

If you plan to attend the meeting, you must be a holder of Company shares as of the Record Date of January 17, 2014, and request an admission ticket in advance. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You may request tickets by:

  visiting www.proxyvote.com and following the instructions provided (you will need the 12 digit number included on your proxy card, voter instruction form or notice);
  sending an e-mail to our Transfer Agent at DisneyInvestor@Broadridge.com providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets;
  sending a fax to (215) 553-5402 providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets;
  calling Broadridge, at (855) 449-0994 and following the instructions provided; or
  sending a request by mail to Disney Investor
  Relations, c/o Broadridge Corporate Issuers Solutions, P.O. Box 1342, Brentwood, N.Y. 11717 providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to send a written request for a ticket either by regular mail, fax or e-mail, along with proof of share ownership, such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 11, 2014. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket and you may be denied admission if you do not. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

You can obtain directions to the meeting by visiting www.disney.com/annualmeeting2014 or by calling Broadridge at (855) 449-0994.

Other Information

Stock Ownership

Based on a review of filings with the Securities and Exchange Commission and review of shareholders of record, the Company has determined that the following person holds more than 5% of the outstanding shares of Disney common stock.

Name and		Percent
Address of Beneficial Owner	Shares	of Class
Laurene Powell Jobs Trust*	130,613,785	7.4%
c/o Howson & Simon LLP
101 Ygnacio Valley Road
Walnut Creek, CA 94596

*	Shares are held in trusts for the benefit of the sole trustee of the beneficial owner and family members of the sole trustee of the beneficial owner.

The following table shows the amount of Disney common stock beneficially owned (unless otherwise indicated) by our current Directors, nominees and named executive officers and by Directors, nominees and executive officers as a group. Except as otherwise indicated, all information is as of December 13, 2013.

			Shares
			Acquirable	Percent
		Stock	Within	of
Name	Shares[1,2]	Units[3]	60 Days[4]	Class
Susan E. Arnold	14,264	12,457	22,503	*
Alan N. Braverman	261,081	—	300,516	*
John S. Chen	25,508	19,908	40,503	*
Jack Dorsey	—	—	—	*
Judith L. Estrin	66,535	6,032	46,503	*
Robert A. Iger	1,242,758	—	2,002,990	*
Fred H. Langhammer	38,361	20,173	20,733	*
Aylwin B. Lewis	20,804	22,205	46,503	*
Monica C. Lozano	23,841	28,075	46,503	*
Robert W. Matschullat	20,261	37,794	40,503	*
Kevin A. Mayer	19,170	—	106,699	*
M. Jayne Parker	12,800	—	176,485	*
James A. Rasulo	143,728	—	509,355	*
Sheryl Sandberg	—	10,277	—	*
Orin C. Smith	18,909	6,032	34,503	*
All Directors and executive officers as a group (16 persons)	1,992,236	162,953	3,600,073	*

*	Less than 1% of outstanding shares.
[1]	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some Directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as indicated below:

  Mr. Chen – 1,377 shares held for the benefit of children;
  Ms. Estrin – 12,000 shares held in trust;
  Mr. Iger – 64,356 shares held in trusts and by spouse;
  Ms. Lozano – 57 shares held for the benefit of a child; and
  Mr. Mayer – 65 shares held for the benefit of members of his family.

All Directors and executive officers as a group disclaim beneficial ownership of a total of 77,855 shares.
[2]	For executive officers, the number of shares listed includes interests in shares held in Company savings and investment plans as of December 13, 2013: Mr. Iger— 18,727 shares; Mr. Rasulo— 22,905 shares; Mr. Braverman— 10,141 shares; Ms. Parker— 12,800 shares; and all executive officers as a group— 67,855 shares.
[3]	Reflects the number of stock units credited as of December 13, 2013 to the account of each non-employee Director participating in the Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan. These units are payable solely in shares of Company common stock as described under “Director Compensation,” but do not have current voting or investment power. Excludes unvested restricted stock units awarded to executives under the Company’s Amended and Restated 2002 Executive Performance Plan which vest on a performance basis and other restricted stock units awarded to executives that have not vested under their vesting schedules.
[4]	Reflects the number of shares that could be purchased by exercise of options exercisable at January 17, 2014, or within 60 days thereafter under the Company’s stock option plans and the number of shares underlying restricted stock units that are not subject to outstanding performance conditions and vest within 60 days of January 17, 2014. The number of performance units vesting depends on the level at which performance tests are satisfied and the amount shown reflects the maximum number of units that could vest. Dividend equivalent units relating to the dividend to be paid January 16, 2014 are not included.

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The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	65

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our Directors and executive officers complied during fiscal 2013 with the reporting requirements of Section 16(a)

of the Securities Exchange Act of 1934, except that a report for Mr. Woodford was filed one day late because of technical difficulties in the electronic transmission of the report.

Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet on the Company’s website at www.disney.com/investors. On January __, 2014, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Registered shareholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at http://shareholder.broadridge.com/disneyinvestor. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at www.proxyvote.com. Beneficial or “street name” shareholders who wish to elect one of these options may also do so at http://thewaltdisneycompany.com/investors/ financial-information/electronic-delivery. In either case, you will need the 12 digit number included on your voter instruction form or notice.

Mailings to Multiple Shareholders at the Same Address

The Company is required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the box labeled “No” next to “Householding Election” on your proxy card. If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to The Walt Disney Company, c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling Broadridge at (800) 542-1061, and we will promptly deliver additional materials as requested.

Other Information

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Phoenix Advisory Partners, LLC, 110 Wall Street, New York, New York 10005, to aid in the solicitation. For these and related advisory services, we will pay Phoenix a fee of $35,000 and reimburse them for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	67

A	Annex A - Amendment to the Certificate of Incorporation

ARTICLE VI OF THE CERTIFICATE OF INCORPORATION
OF THE COMPANY AS PROPOSED TO BE AMENDED

SPECIAL MEETINGS OF STOCKHOLDERS

     A special meeting of the stockholders of the Corporation may be called only by (i) the Board of Directors, (ii) the Chairman of the Board of Directors or, (iii) the Chief Executive Officer, and, subject to the applicable provisions of the Bylaws of the Corporation, shall be called by the Secretary of the Corporation at the written request in proper form of one or more stockholders who have continuously held as stockholders of record a net long position in shares of Common Stock representing in the aggregate at least twenty-five percent (25%) of the outstanding shares of Common Stock for at least one year prior to the date such request is delivered to the Secretary. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

A-1

B	Annex B - Reconciliation of Non-GAAP Measures

This proxy statement includes aggregate segment operating income and earnings per share excluding certain items, which are important financial measures for the Company but are not financial measures defined by Generally Accepted Accounting Principles (GAAP). These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or earnings per share as determined in accordance with GAAP. Aggregate segment operating income and earnings per share excluding certain items as we have calculated them may not be comparable to similarly titled measures reported by other companies.

The Company evaluates the performance of its operating segments based on segment operating income, and management uses aggregate segment operating income as a measure of the performance of operating businesses separate from non-operating factors. The Company believes that information about aggregate segment operating income assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing separate insight into both operations and the other factors that affect reported results. A reconciliation of segment operating income to net income is as follows (dollars in millions):

	Year Ended
	9/28/2013	9/29/2012	10/1/2011
Segment operating income	$10,724	$9,964	$8,825
Corporate & unallocated shared expenses	(531)	(474)	(459)
Restructuring and impairment charges	(214)	(100)	(55)
Other income/(expense), net	(69)	239	75
Net interest expense	(235)	(369)	(343)
Hulu equity redemption charge(1)	(55)	—	—
Income before income taxes	$9,620	$9,260	$8,043
Income taxes	(2,984)	(3,087)	(2,785)
Net income	$6,636	$6,173	(5,258)
Net income attributable to noncontrolling interests	(500)	(491)	(451)
Net income attributable to Disney	$6,136	$5,682	$4,807

(1)	Our share of expense associated with an equity redemption at Hulu LLC (see footnote 3 to the Company’s Audited Financial Statements for fiscal 2013)

The Company uses earnings per share excluding certain items to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period. The Company believes that information about earnings per share exclusive of these impacts is useful to investors, particularly where the impact of the excluded items is significant in relation to reported earnings, because the measure allows for comparability between periods of the operating performance of the Company’s business and allows investors to evaluate the impact of these items separately from the impact of the operations of the business. A reconciliation of earnings per share to earnings per share excluding certain items is as follows:

	Year Ended
	9/28/2013	9/29/2012	10/1/2011
Diluted EPS as reported	$3.38	$3.13	$2.52
Exclude:
Favorable tax adjustments related to pre-tax earnings in prior years	(0.06)	—	—
Tax benefit from prior-year foreign earnings indefinitely reinvested outside the United States	(0.06)	—	—
Restructuring and impairment charges(1)	0.07	0.03	—
Other income/(expense), net(2)	0.03	(0.09)	0.02
Hulu equity redemption charge	0.02	—	—
Diluted EPS excluding certain items(3)	$3.39	$3.07	$2.54

(1)	See footnote 17 to the Company’s Audited Financial Statements for fiscal 2013
(2)	Fiscal 2013 includes a charge related to the Celador litigation ($321 million), partially offset by gains on the sale of our 50% interest in ESPN STAR Sports and various businesses ($252 million). Fiscal 2012 includes a non-cash gain recorded in connection with the acquisition of a controlling interest in UTV Software Communications Limited ($184 million) and the recovery of a receivable from Lehman Brothers that was written off in 2008 as a result of the Lehman bankruptcy ($79 million), partially offset by a net charge related to the refinancing of Disneyland Paris borrowings ($24 million). Fiscal 2011 includes gains on the sale of businesses ($75 million)
(3)	May not equal to the sum of rows due to rounding

The Walt Disney Company Notice of 2014 Annual Meeting and Proxy Statement	B-1

© Disney

The Walt Disney Company

Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. See reverse side for specific deadlines. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future notices of availability of proxy materials or proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. See reverse side for specific deadlines. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year's Annual Report and Proxy Statement at www.proxyvote.com.

***Note: To vote accounts separately, please call 1-866-412-8382.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64240-TBD — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

THE WALT DISNEY COMPANY

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	**Election of Directors**			
1a.	Susan E. Arnold	☐	☐	☐
1b.	John S. Chen	☐	☐	☐
1c.	Jack Dorsey	☐	☐	☐
1d.	Robert A. Iger	☐	☐	☐
1e.	Fred H. Langhammer	☐	☐	☐
1f.	Aylwin B. Lewis	☐	☐	☐
1g.	Monica C. Lozano	☐	☐	☐
1h.	Robert W. Matschullat	☐	☐	☐
1i.	Sheryl K. Sandberg	☐	☐	☐
1j.	Orin C. Smith	☐	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's registered public accountants for 2014.	☐	☐	☐
3.	To approve the advisory resolution on executive compensation.	☐	☐	☐
4.	To approve an amendment to the Company's Restated Certificate of Incorporation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

		For	Against	Abstain
5.	To approve the shareholder proposal relating to proxy access.	☐	☐	☐
6.	To approve the shareholder proposal relating to acceleration of equity awards.	☐	☐	☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Walt Disney Company

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

If you wish to change your address, please visit www.disneyshareholder.com, or call Disney's Transfer Agent, Broadridge at 1-855-553-4763.

SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to "shareholder meeting registration" link at www.proxyvote.com.

M64241-TBD

The Walt Disney Company

THE WALT DISNEY COMPANY
Annual Meeting of Shareholders
March 18, 2014 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) JAMES A. RASULO, ALAN N. BRAVERMAN and ROGER J. PATTERSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2014 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE RESERVE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED **FOR** THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE; **FOR** PROPOSALS 2, 3, 4; **AGAINST** PROPOSALS 5 AND 6; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON **MARCH 17, 2014**.

If you hold shares in any 401(k) savings plan of the Company (the "Plans"), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 p.m. Eastern Time on **March 13, 2014**, or if no choice is specified, will be voted by an independent fiduciary. **Your voting instructions will be kept confidential by the trustee.**

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed on the other side)